Exhibit 15.38

[Official Translation]

MRS. POERBANINGSIH ADI WARSITO, SH.

NOTARY PUBLIC & LAND CONVEYANCER (PPAT)

Commissioned by Virtue of Decree of Minister of Justice

The Republic of Indonesia

Number M-96.HT.03.01-Th.1984 dated 7 December 1984

Decree of Minister of Home Affairs the Republic of Indonesia

Number: 141/DJA/1985 Dated 5 June 1985

DEED DATED	:	25 November 2009.-

NUMBER	:	36.-

ADDENDUM II TO TRUSTEESHIP AGREEMENT FOR SUKUK IJARAH INDOSAT IV YEAR 2009 [CONFOMRED COPY]

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

ADDENDUM II

TO TRUSTEESHIP AGREEMENT

FOR SUKUK IJARAH INDOSAT IV YEAR 2008

-Number : 36.-

-At 15.15 (fifteen hundred hours fifteen minutes) Western Indonesian Time.

-On this day, Wednesday, 25-11-2009 (the twenty fifth day of November of two thousand nine).

-Appearing before me, Mistress POERBANINGSIH ADI WARSITO, Bachelor of Law, Notary Public practicing in Jakarta, in the presence of witnesses who are known to me, Notary Public, and whose names shall be set out at the conclusion of this deed;

I.

-Mister KUNCEWICZ PETER WLADYSLAW, or according to his statement also called PETER WLADYSLAW KUNCEWICZ, born in Conventry, on 19-12-1953 (the nineteenth day of December of one thousand nine and fifty three), British Citizen, Director of company to be set out hereinunder, residing at Central Jakarta, at Apartment Ascot, Jalan Kebon Kacang Raya number 82.

-The Holder of Limited Stay Permit or KITAS number: 2C11JD2261-H.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

-According to his statement in this matters duly acting in his capacity so set forth hereinabove, and therefore shall duly represent Board of Directors, as in order to perform any legal acts or actions hereunder according to his statement, he has obtained approval from Board of Commissioners of the Company, for one thing or another as transpired in Circular Resolutions of the Board of Commissioners of PT Indosat Tbk in lieu of the Board of Commissioners Meeting, duly executed in sub rosa, dated 15-05-2009 (the fifteenth day of May of two thousand nine), Number : 04/15-5-2009, original copy of which is shown to me, the Notary Public, of and therefore for and on behalf of and as such, shall lawfully and duly represent PT INDOSAT Tbk, having its domicile in Central Jakarta whose Articles of associations have been entirely amended to be adjusted with Regulation of Capital Market and Financial Institution Supervisory Board (Bapepam-LK) Number : IX.J.1 as contained in Deed dated 11-06-2009 (the eleventh day of June of two thousand nine) number: 118, drawn up and passed before AULIA TAUFANI, Bachelor of Law, then alternate Notary for SUTJIPTO, Bachelor of Law, Notary Public practicing in Jakarta.

-Deed of which has obtained approval from Minister of Law and Human Rights of the Republic of Indonesia by virtue of Decree dated 07-07-2009 (the seventh day of July of two thousand nine) number: AHU-31103.AH.01.02.Tahun 2009.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

-The recent Structure of Board of Directors and Board of Commissioners of the Company as contained in under deed dated 11-06-2006 (the eleventh day of June of two thousand six) number: 118, drawn up and passed before AULIA TAUFANI, Bachelor of Law, then alternate Notary for SUTJIPTO, Bachelor of law, Notary Public practicing in Jakarta. The said restructuring of Board of Directors and Board of Commissioners of the Company has been notified to Minister of Law and Human Rights of the Republic of Indonesia dated 10-07-2009 (the tenth day of July of two thousand nine) under number: AHU-AH.01.10-09908.

-(PT INDOSAT Tbk, hereinafter shall be referred to as “Issuer”).

II.

-Mistress JENNY EMILE, Bachelor of Economics, according to her statement also called JENNY EMILE MARPAUNG, born in Medan, on 03-01-1966 (the third day of January of one thousand nine hundred and sixty six), Indonesian Citizen, Group Head Investment and Support Services for Capital Market of the Company to be set out hereinunder, residing in Bekasi, at Komplek Bintara III Blok B 8, Neighborhood Association 001, Community Association 007, Bintara Jaya Sub-District, Bekasi Barat District.

-The Holder of Residential Identity Card number: 10.5504.430166.4001.

-For the time being present in Jakarta.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

-According to her statement in this matters duly acting in her aforesaid capacity by virtue of Power of Attorney dated 23-10-2009 (the twenty third day of October of two thousand nine) number: B.611- DIR/TRY/10/2009, duly executed in sub rosa, bearing sufficient stamp duty, the original of which is shown to me, Notary Public, of and therefore for and on behalf of and as such, duly and lawfully represent:

-Mister SUDARYANTO SUDARGO, Director of Finance of Company to be set out hereinunder, Indonesian Citizen, residing in Jakarta.

-Authorizing Person/Principal of whom in this matter shall be duly authorized and acting in his capacity, and therefore duly represent Board of Directors, of and as such act for and on behalf of and lawfully represent LIMITED LIABILITY COMPANY (Limited by Shares) PT BANK RAKYAT INDONESIA Tbk or shortened as PT BANK RAKYAT INDONESIA (Limited by Shares) Tbk, whose Articles of association have been entirely amended in order to adjust and comply with Law Number : 40 Year 2007 (two thousand seven) as contained in Deed dated 26-05-2008 (the twenty sixth day of May of two thousand eight) number: 51, drawn up and passed before FATHIAH HELMI, Bachelor of Law, Notary Public practicing in Jakarta.

-Deed of which has obtained approval from Minister of Law and Human Rights of the Republic of Indonesia dated 06-08-2008 (the sixth day of August of two thousand eight) number: AHU-48353.AH.01.02.Tahun. 2008.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

The Recent Structure of Board of Directors and Board of Commissioners shall be contained in deed dated 08-11-2007 (the eighth day of November two thousand seven) number: 69, drawn up and passed before IMAS FATIMAH, Bachelor of Law, Notary public practicing in Jakarta, as has obtained Certificate of Registration as Trustee dated 11-06-1996 (the eleventh day of June of one thousand nine hundred and ninety six) number: 08/STTD-WA/PM/1996 issued by Capital Market Supervisory Board (BAPEPAM).

(PT Bank Rakyat Indonesia (Limited by Shares) Tbk hereinafter shall be referred to as “Sukuk Trustee”);

-The appearing person respectively acting in their capacity set forth hereinabove shall first declare the following matters under this deed:

1.	That Issuer shall issue and be offering:

a.	Sukuk Ijarah to the Public through Public Offering namely “SUKUK IJARAH INDOSAT IV YEAR 2009”, at the sum of Rp.500,000,000,000.00 (five hundred billion Rupiah), consisting of;

- A-Series Sukuk Ijarah for a period of 5 (five) years as from the Issue Date; and

- B-Series Sukuk Ijarah for a period of 7 (seven) years as from the Issue Date;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

b.	Bonds to the Public through Public Offering namely “BONDS INDOSAT VII YEAR 2009 AT FIXED INTEREST RATE” at the principal sum of Rp.1,000,000,000,000.00 (one trillion Rupiah) consisting of:

- A-Series Bonds for the period of 5 (five) years as from the Issue Date; and

- B-Series Bonds for the period of 7 (seven) years as from the Issue Date;

shall hereinafter be listed at Stock Exchange;

2.

That to conduct the said Issuance of Sukuk Ijarah, the Issuer has made and/or entered into arrangement or contracts as required in order to comply with ijarah financing transaction in respect of Ijarah Object that shall comply with the syariah principles, including under Ijarah Arrangement entered into and duly executed between the Issuer and Sukuk Trustee, under which the Issuer transfers the benefits for leasing circuit of 517 (five hundred and seventeen) Mbps used by the said Issuer for the purpose of implementation of Internet Network Provider (INP) services to Sukuk Trustee and conversely the said Sukuk Trustee shall approve the benefit transfer in respect of Ijarah Object to be transferred by the Issuer to the Sukuk Trustee. On the basis of Ijarah Arrangement or Contract and Sukuk Ijarah Trusteeship Agreement, Issuer shall duly act as mu’jir (lessor) and Sukuk Ijarah Holders duly represented by Sukuk Trustee shall lawfully act as mustajir (lessee).

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

Subsequently, pursuant to Authorization Deed (deed of wakalah) the Sukuk Ijarah Holders in this matters duly represented by Sukuk Trustee as muwakil vesting power of attorney to the Issuer to act as proxy to enter into and enter into agreement or execute Ijarah Arrangement/Contract with the users/lessees as the user of Ijarah Object and in respect of agreements that have been signed by the agents of the third party as the user/lessee of Ijarah Object, it shall be agreed that it is unnecessary to re-execute such agreement. Under Ijarah Arrangement/Contract executed by and between the Issuer and Sukuk Trustee, it shall be agreed that the Issuer shall transfer the value of benefit in respect of the Ijarah Object at the transfer value of Rp. 200,000,000,000.00 (two hundred billion Rupiah).

3.

That for Sukuk Ijarah Issuance, the Issuer has obtained rating in respect of long term debt instrument from PT Pemeringkat Efek Indonesia (Pefindo) having its domicile in Jakarta at the rating of id AA(sy) + / Negative (Double A Plus; Negative Outlook), as contained in its letter dated 10-09-2009 (the tenth day of September of two thousand nine) number: 853/PEF-Dir/IX/2009.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

4.

That for the purpose of Public Offering, the Issuer has appointed PT Bank Rakyat Indonesia (Limited by Shares) Tbk, as Sukuk Trustee pursuant to Capital Market Law, Regulation Number IX.A.13 regarding Issuance of Syariah Securities and Stocks as well as Article 6 Law Number:7 year 1992 (one thousand nine hundred and ninety two) dated 25-03-1992 (the twenty fifth day of March of one thousand nine hundred and ninety two) regarding Banking as has been amended by Law Number: 10 year 1998 (one thousand nine hundred and ninety eight) dated 10-11-1998 (the tenth day of November of one thousand nine hundred ninety eight) regarding Amendment to Law Number: 7 year 1992 (one thousand nine hundred ninety two).

5.

That in accordance with the provision set forth in Article 70 paragraph 1 of Capital Market Law and Regulation Number: IX.A.2. regarding Procedures of Registration for the Purpose of Public Offering, Regulation Number: IX.A.1. regarding General Provisions regarding Submission of Registration Statement, Regulation Number: IX.A.13. regarding Issuance of Syariah Securities and Stocks, and Regulation Number: IX.A.14. regarding Arrangements or Contracts Used for the Issuance of Syariah Securities and Stocks at Capital Market, in order to conduct this Issuance and Public Offering:

(a)	Issuer shall make and therefore has declared the Registration Statement to the Chairman of the Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK);

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

(b)	Registration Statement shall have become effective;

(c)	Issuer shall comply with the provisions and requirements for listing set out at Stock Exchange in accordance with the prevailing laws and regulations; and

(d)	Issuer shall comply with Syariah Principles applicable at Capital Market, the process of syariah stock issue and Syariah Arrangements/Contracts as required for the purpose the issue of syariah stock.

6.

That pursuant to provision of Article 52 of Capital Market Law, both the Issuer and Sukuk Trustee shall have entered into Sukuk Ijarah Trusteeship Agreement Indosat IV Year 2009 as contained under my deed, the Notary Public, dated 11-09-2009 (the eleventh day of September of two thousand nine) number: 11 and as has been amended entirely by deed dated 23-10-2009 (the twenty third day of October of two thousand nine) number: 53, and subsequently amended by this deed regulating all the details of any and all rights and obligations of the Issuer, Sukuk Ijarah Holders, and Sukuk Trustee;

7.

That for the purpose of Sukuk Ijarah Public Offering hereunder, the Issuer shall appoint PT. DANAREKSA SEKURITAS, PT. MANDIRI SEKURITAS and PT DBS VICKERS SECURITIES INDONESIA, as Executive Underwriters of Sukuk Ijarah Issuance which shall be responsible for the implementation and administration of Sukuk Ijarah Public Offering and conversely, PT. DANAREKSA SEKURITAS, PT. MANDIRI SEKURITAS and PT DBS VICKERS SECURITIES INDONESIA have agreed to their appointment as the Underwriter of such Issuance of Sukuk Ijarah, for one thing or another as transpired under Sukuk Ijarah Underwriting Agreement;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

8.

That for the purpose of Sukuk Ijarah Public Offering hereunder, the Issuer shall agree with the appointment of PT. DANAREKSA SEKURITAS, PT. MANDIRI SEKURITAS and PT DBS VICKERS SECURITIES INDONESIA, and other Underwriters of Sukuk Ijarah Issuance as the Underwriters of Sukuk Ijarah Issuance which shall hereby accordingly agree to make perform such underwriting with full commitment to buy the remaining Sukuk Ijarah that are not bought by the Public under the terms and conditions set out in Sukuk Ijarah Underwriting Agreement;

9.

That in connection with this Sukuk Ijarah Public Offering, the Issuer has appointed PT. Kustodian Sentral Efek Indonesia (“KSEI”), a limited liability company having its domicile in Jakarta, to act as Paying Agent under and subject to the provisions of Paying Agent Agreement.

10.

That for the purpose of Public Offering of this Sukuk Ijarah, the Issuer shall require collective custodian services provided by KSEI in accordance with provisions set forth in Regulation of KSEI and Agreement regarding Sukuk Ijarah Registration with KSEI.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

11.	That Sukuk Ijarah has been listed at the Stock Exchange and therefore the Issuer and Stock Exchange have entered into and executed Preliminary Agreement of Sukuk Ijarah Listing.

12.	That the Parties agree and covenant to amend the nominal value of Bonds and Sukuk Ijarah which are originally from:

-	Bonds at the maximum principal sum of Rp.1,000,000,000,000.00 (one trillion Rupiah) consisting of:

-	A-Series Bonds for the period of 5 (five) years as from the Issue Date; and

-	B-Series Bonds for the period of 7 (seven) years as from the Issue Date;

-	Sukuk Ijarah at the maximum sum of Rp.500,000,000,000.00 (five hundred billion Rupiah), consisting of;

-	A-Series Sukuk Ijarah for a period of 5 (five) years as from the Issue Date; and

-	B-Series Sukuk Ijarah for a period of 7 (seven) years as from the Issue Date;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

Then they shall be amended to:

-	Bonds at the principal sum of Rp.1,300,000,000,000.00 (one trillion three hundred billion Rupiah) consisting of:

-	A-Series Bonds at the principal sum of Rp.700,000,000,000.00 (seven hundred billion Rupiah) for the period of 5 (five) years as from the Issue Date; and

-	B-Series Bonds at the principal sum of Rp.600,000,000,000.00 (six hundred billion Rupiah) for the period of 7 (seven) years as from the Issue Date;

-	Sukuk Ijarah at the sum of Rp.200,000,000,000.00 (two hundred billion Rupiah), consisting of;

-	A-Series Sukuk Ijarah at the sum of Rp.28,000,000,000.00 (twenty eight billion Rupiah) for a period of 5 (five) years as from the Issue Date; and

-	B-Series Sukuk Ijarah at the sum of Rp.172,000,000,000.00 (one hundred and seventy two billion Rupiah) for a period of 7 (seven) years as from the Issue Date;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

13.

That since it is known exactly the sum of Sukuk Ijarah to be issued and Yield on Ijarah Installment as well as Compensation for Losses due to Delay of each Series of Sukuk Ijarah, and therefore the parties, acting in their respective capacity set out hereinabove, shall agree and covenant to amend and modify deed dated 23-10-2009 (the twenty third day of October of two thousand and nine) number : 53, drawn up and passed before me, the Notary Public, by this deed.

-In connection with foregoing premises, the appearing persons, acting in their respective capacity, shall hereby mutually agree and covenant to execute this deed of Addendum to Trusteeship Agreement as contained in deed of “ADDENDUM II TO THE SUKUK IJARAH TRUSTEESHIP AGREEMENT INDOSAT IV YEAR 2009”, which shall supersede my previous deed, the Notary Public’s, dated 23-10-2009 (the twenty third day of October of two thousand and nine) number : 53, under the terms and conditions set forth as follows:

Article 1

DEFINITION

Unless otherwise expressly provided, words, terms or expressions written in capital letters of this Sukuk Ijarah Trusteeship Agreement shall accordingly have the following corresponding meaning:

1.1.	“Affiliation”, as defined in the Capital Market Law, shall mean:

a.	family relationship by marriage and descent, down to second degree, horizontal as well as vertical;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

b.	relationship between a person and its employees, directors or commissioners of such person;

c.	relationship between 2 (two) companies with one or more directors or commissioners in common;

d.	relationship between a company and a person, that directly or indirectly controls or is controlled by such company;

e.	relationship between two companies that are controlled, directly and indirectly, by the same person;

f.	relationship between a company and its majority shareholders.

1.2.

“Paying Agent” shall mean KSEI, appointed by virtue of a written agreement by the Issuer, having the obligation to assist in the payment of the Ijarah Fee Installment and repayment of the Remaining Ijarah Fee and Compensation for Loss Due to Late Payment(if any) to the Sukuk Ijarah Holders through the Accountholder for and on behalf of the Issuer upon receiving funds for such payment from the Issuer, subject to the rights and obligations as set forth in the Paying Agent Agreement.

1.3.

“Collateral and Guarantee” shall mean any form of collateral and guarantee over the assets, properties and revenues of a person, being granted with respect to its obligations or the obligations of other persons, including but not limited to securities right, mortgage, lien, fiducia, borgtocht and/or corporate guarantee.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

1.4.	“Permitted Collateral and Guarantee” shall mean:

a.

Collateral and Guarantee of the Issuer or a Subsidiary that is existing and/or in the process of being encumbered as on the signing of this Sukuk Ijarah Trustee Agreement, provided that if the asset being encumbered as Collateral or Guarantee has been released as security, the asset may be bound as Collateral and Guarantee for the interest of parties other than the Sukuk Ijarah Holders;

b.

Collateral and Guarantee of a party which merges into the Issuer or a Subsidiary, or of a party which become a Subsidiary, provided that such Collateral and Guarantee have been existing prior to the merger into or the becoming of Subsidiary of the Issuer, and if the asset being encumbered as Collateral and Guarantee have been released as security, among others, as a result of a merger between the Issuer and any of its Subsidiaries, the asset may be bound as Collateral and Guarantee for the interest of parties other than the Sukuk Ijarah Holders;

c.	Collateral and Guarantee granted with respect to a tender process or deposit, or to guarantee tax, customs charges or rent payment;

d.	Collateral and Guarantee granted in the normal course of business to secure certain obligations in respect of the Issuer’s or a Subsidiary’s accounts payable;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

e.	Collateral and Guarantee with respect to reservation of outstanding taxes;

f.

Collateral and Guarantee granted for the financing of asset procurement by way of credit in general, export or supplier credit, as well as financing for vendors or sewa guna usaha (leasing), where such asset is to be the object of the Collateral and Guarantee for the said financing and, where there is a need for additional Collateral and Guarantee with respect to such financing, the granting of additional Collateral and Guarantee is allowed insofar as the Collateral and Guarantee is granted at a reasonable value in accordance with normal banking practices;

g.	Collateral and Guarantee arising from a court ruling with binding legal force or which has been executed by the relevant authority;

h.

Collateral and Guarantee granted for the purpose of financing the implementation of a cooperation project between the Issuer or a Subsidiary and another party where such financing was provided by another party (including the party whom with the Issuer or the Subsidiary is engaged in such cooperation).

i.

Collateral and Guarantee over other assets of the Issuer arising from the development or expansion of the Issuer’s business, the value of which may not exceed 10% (ten percent) of the total asset of the Issuer as stated in the Issuer’s latest audited financial report.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

1.5.	“Subsidiary” shall mean any subsidiary of the Issuer

(a)	which is directly or indirectly controlled by the Issuer and in which the Issuer’s share participation is at least 50% (fifty percent) of the total issued shares of the company, and

(b)	whose financial report is consolidated into the financial report of the Issuer in accordance with the financial accounting standards as applicable in Indonesia.

1.6.	“Custodian Bank” shall mean commercial bank as approved by BAPEPAM-LK to operate business as Custodian.

1.7.

“BAPEPAM-LK” shall mean the Capital Market and Financial Institution Supervisory Board as defined in the Decree of the Minister of Finance Number: 606/KMK.01/005 dated 30-12-2005 (thirtieth of December, two thousand and five) regarding the Organization and Operating Procedure of the Capital Market and Financial Institution Supervisory Board and its successor and assignees.

1.8.

“Stock Exchange” shall mean the stock exchange as defined under Article 1 point 4 of the Capital Market Law, which service in this case is performed by PT Bursa Efek Indonesia, domiciled in Jakarta, or any of its successor or assignee to be later determined with which the Bonds and the Sukuk Ijarah shall be listed.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

1.9.

“Ijarah Fee Installment” shall mean part of the Ijarah Fee payable by the Issuer to the Sukuk Ijarah Holders as fee for the benefit enjoyed by the Issuer under the ijarah agreement, the payment of which shall be effected on every Ijarah Fee Installment Payment Date, in accordance with the terms of this deed.

1.10.

“Register of Sukuk Ijarah Holders” shall mean list issued by KSEI containing information on the Sukuk Ijarah ownership of all the Sukuk Ijarah Holders through the Accountholder at KSEI, to contain among others the name, amount of Sukuk Ijarah participation, tax status and nationality of the Accountholder and/or Sukuk Ijarah Holders pursuant to data provided by Accountholders to KSEI.

1.11.	“Issuance Documents” shall mean:

(a)	The Sukuk Ijarah Trustee Agreement;

(b)	Sukuk Ijarah Underwriting Agreement;

(c)	Paying Agent Agreement;

(d)	Agreement on the Registration of the Sukuk Ijarah with KSEI;

(e)

Preliminary Agreement on Securities Registration between the Issuer and the Stock Exchange for the Listing of the Sukuk Ijarah at the Stock Exchange and all their amendments, supplements and renewals and all other documents required by the competent regulatory authority.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

1.12.

“EBITDA” means, for any period, an amount equal to the sum of operating income (calculated before finance costs, taxes, non-operating income or expenses and extraordinary and exceptional items) plus depreciation and amortization, and, in the case of any testing or calculation of the ratio of aggregate Debt to EBITDA as referred to in Article 11.3.m (iii), after giving pro forma effect to any material acquisition or disposal of assets or businesses as if such acquisition or disposal hadoccurred on the first day of such period.

1.13.

“Securities” shall mean commercial papers, namely debenture, commercial papers, shares, bonds, evidence of indebtedness, collective investment participation contract unit, Securities term notes, and derivatives of Securities as provided under the Capital Market Law.

1.14.

“Syariah Securities” shall mean Securities as provided under the Capital Market law and the implementing regulations thereof, which are based on an underlying contract and issued in conformity with the Shariah Principles of the Capital Market.

1.15.

“Effective” shall mean the satisfaction of all requirements under the Statement of Registration as set under Article 74 of the Capital Market Law and the provision of paragraph 10 of Rule Number: IX.A.2 regarding registration for the purpose of Public Offering, namely:

a.	upon the elapse of:

(i)	45 (forty-five) days from the date the complete Registration Statement is received by BAPEPAM-LK; or

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

(ii)	45 (forty-five) days from the date of the completion of the last Registration Statement revision submitted by the Issuer or requested by BAPEPAM-LK; or

b.	upon the effective statement by BAPEPAM-LK that no further information is required.

1.16.

“Equity” shall mean total assets less total liabilities, where total liabilities exclude all indebtedness advanced by any (direct or indirect) shareholder of the Issuer to any member of the Group which is subordinated to any Debt.

1.17.	“Issuance” shall mean the issuance of the Sukuk Ijarah by the Issuer to be offered and sold to the public by way of Public Offering.

1.18.	“Issuer” shall mean PT INDOSAT Tbk., domiciled in Jakarta.

1.19.	“Group” shall mean Issuer and its Subsidiaries.

1.20.	“Banking Day” shall mean any day that banks in Jakarta carry on banking activities and Bank Indonesia carries on its interbank clearings.

1.21.

“Exchange Day” shall mean any day that the Stock Exchange carries on stock exchange activities, namely from Monday through Friday, except national holidays or other holidays as determined as such by the Indonesian government or by the Stock Exchange.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

1.22.	“Calendar Day” shall mean any day of the Gregorian year without exception.

1.23.	“Business Day” shall mean Monday to Friday, except national holidays as may be determined by the Indonesian government.

1.24.

“Issuer Restructuring” shall mean a restructuring measures conducted by the Issuer and any Subsidiary from time to time in order to become an integrated full network and service provider focusing on cellular arrays, comprising of:

i.

the act of selling, leasing or otherwise transferring the assets and business of the Issuer within the Issuer’s Primary Line of Business (including but not limited to the assignment of any statutory permits and contractual rights) to a Subsidiary and the selling of the Issuer’s shares in such Subsidiary, provided that the same shall not cause the Issuer’s shareholding in the Subsidiary to be less than 51% (fifty-one percent);

ii.	merger of the Issuer’s line of business with that of a Subsidiary engaged in the field of cellular network and services and/or the merger of lines of business among subsidiaries;

iii.	sale, purchase, or restructuring of shareholding or ownership of the Issuer or Subsidiary outside the Issuer’s Primary Line of Business;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

iv.	other actions required to be undertaken in accordance with amendment to the laws or policies of the Government of Indonesia.

1.25.

“Ijarah Fee” shall mean the aggregate funds to be paid by the Issuer to the Syariah Ijarah Sukuk Ijarah Holders with respect to the Issuance under the Issuance Documents, which comprises of the Ijarah Fee Installments, Remaining Ijarah Fee and Compensation for Loss Due to Late Payment (if any) payable by the Issuer from time to timeduring the term of the Sukuk Ijarah Trustee Agreement.

1.26.	“Issuer’s Primary Line of Business” shall mean the Issuer’s business in the telecommunication and informatics industry, which includes:

a.	networks and/or telecommunications and informatics business and/or provision and services;

b.	planning, facilities construction, and telecommunication and informatics provision, including provision of supportingresources services;

c.

operating services ( including the marketing and sale of networks and/or telecommunication and information services conducted by the Issuer), maintenance, research, development of telecommunication and information facilities, and provision of education and training, either domestic or abroad;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

d.	services relating to networks and/or telecommunication and information services development.

1.27.	“Event of Default” shall mean one or more of the events specified in Article 12 of this Sukuk Ijarah Trustee Agreement.

1.28.

“Written Confirmation” shall mean written confirmation report and/or balance statement of the Bonds held in the Securities Account issued by KSEI or the Accountholder pursuant to the securities account opening agreement and the confirmation shall be the basis for payment of Ijarah Fee Installment, repayment of the Remaining Ijarah Fee and other entitlements relating to the Bonds.

1.29.

“Written Confirmation for GMSIH” (KTUR) shall mean confirmation of Bond ownership issued by KSEI to the Sukuk Ijarah Holders through the Accountholders, specifically for attending a GMSIH or submitting a request for the convening of a GMSIH.

1.30.

“Compensation for Loss Due to Late Payment” shall mean the amount payable by the Issuer to the Sukuk Ijarah Holders arising from failure of or late payment of the Ijarah Fee Installment and/or repayment of the Remaining Ijarah Fee, where no element of fault exists on the part of the Syariah Ijarah Bondholders and the Syariah Ijarah Bondholders due to such failure of or late payment.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

The amount of the Compensation for Loss Due to Late Payment for late payment of the Ijarah Fee Installment shall be Rp. 3,456,700.00 (three million four hundred and fifty-six thousand seven hundred Rupiah) per day, whereas late payment of the Remaining Ijarah Fee shall be Rp. 135,555,600.00 (one hundred and thirty-five million five hundred and fifty-five thousand six hundred Rupiah) per day.

1.31.

“KSEI” shall mean PT Kustodian Sentral Efek Indonesia, domiciled in Jakarta, a company licensed by BAPEPAM-LK to carry out activities as Custodian and Settlement Institution providing depository services to the Accountholders, which in this Bond Issuance serves to hold and administer the Bonds in accordance with the Agreement of Bond Registration With KSEI and as Paying Agent as provided under the Paying Agent Agreement.

1.32.

“Custodian” shall mean the entity providing depository service for Securities and other assets relating to the Securities as well as other services including the receipt of Ijarah Fee Installment and other entitlements, settlement of Securities transactions and representing Accountholders who are its own customers in accordance with the Capital Market Law, which includes KSEI, Securities Company, and Custodian Bank.

1.33.	“Public” shall mean Indonesian or foreign individuals and/or legal entities, domiciled within or outside Indonesia.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

1.34.	“Adjusted Consolidated Capital” shall mean the consolidated capital (equity) of the Issuer deductible by intangible assets.

1.35.	“Bonds” shall mean the “INDOSAT BOND VI YEAR 2008 WITH FIXED INTEREST RATE”, with the principal amount of Rp.1,080,600,000,000,000 (one trillion eighty billion Rupiah), consisting of:

-

Series A Bonds, having a maturity period of 5 (five) years from the Issuance Date an interest rate of 10.25% (ten point two five percent), in the amount of Rp.760,000,000,000.00 (seven hundred and sixty billion Rupiah); and

-

Series A Bonds, having a maturity period of 7 (seven) years from the Issuance Date and an interest rate of 10.80% (ten point eight zero percent), in the amount of Rp.320,000,000,000.00 (three hundred and twenty billion Rupiah);

constituting debentures issued by the Issuer to the Bondholders as evidenced by Bond Jumbo Certificate, governed by the terms set forth in Article 5 of the Trustee Agreement and registered with the KSEI Collective Custody under the Agreement on Bond Registration With KSEI.

1.36.

“Ijarah Object” shall mean the assignment of benefit over the bandwidth of the Issuer at 405 (four hundred and five) Kbps, used by the Issuer in providing the Indosat World Line (IWL) service, and 766 (seven hundred and sixty-six) Mbps used by the Issuer in providing its services as an Internet Network Provider (INP).

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

1.37.	“Sukuk Ijarah Holders” shall mean members of Public who invest funds into the Sukuk Ijarah and who constitute the beneficiary holders of part or entirety of the Sukuk Ijarah, consisting of:

(a)	Accountholders directly invests in the Sukuk Ijarah; and/or

(b)	The public other than Accountholders invests in the Sukuk Ijarah through the Accountholders.

1.38.

“Accountholder” shall mean a party whose name is registered as owner of a Securities Account with KSEI, which includes the Custodian Bank and/or Securities Company and/or other parties approved by KSEI subject to the provisions of the Capital Market Law and KSEI Regulations.

1.39.

“Public Offering” shall mean the offering of Sukuk Ijarah by the Issuer in accordance with the provisions of the Capital Market Law, the implementing regulations thereof, and other related regulatory provisions, as well as the terms set forth in the Sukuk Ijarah Underwriting Agreement.

1.40.

“Collective Custody” shall mean the collective custody services over Securities jointly owned by more than one party whose interests are represented by the Custodian as defined under the Capital Market Law.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

1.41.

“Sukuk Ijarah Underwriters” shall mean parties who enter into an agreement with the Issuer to underwrite the Public Offering on behalf of the Issuer, according to their respective underwriting portion, and each of them undertake full commitment to purchase and to pay any remaining Sukuk Ijarah unsubscribed by the Public in accordance with the terms set forth in the Sukuk Ijarah Underwriting Agreement.

1.42.

“Sukuk Ijarah Lead Underwriter” shall mean the party responsible for organization and administration of the Issuance in accordance with the terms set forth in the Capital Market Law, which in this case is PT ANDALAN ARTHA ADVISINDO SEKURITAS, domiciled in Jakarta, and PT MANDIRI SEKURITAS, domiciled in Jakarta according to the terms and conditions of the Sukuk Ijarah Underwriting Agreement.

1.43.

“Paying Agent Agreement” shall mean the agreement entered into between the Issuer and KSEI with regard to the payment of Ijarah Fee Installment and/or the repayment of the Remaining Ijarah Fee, and any amendments thereto as may be entered into in the future by the parties.

1.44.

“Sukuk Ijarah Underwriting Agreement” shall mean the agreement entered into by the Issuer and the Sukuk Ijarah Lead Underwriter, and the Sukuk Ijarah Underwriters, as stated in a deed dated 18-02-2008 (eighteenth of February, two thousand and eight) number 32, as amended in its entirety by deed dated 17-03-2008 (seventeenth of March, two thousand and eight) number 30, both prepared before me, Notary, and any amendments and/or supplements thereto and/or renewals thereof as may be duly entered into in the future by the parties.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

1.45.

“Trustee Agreement” shall mean an agreement entered into between the Issuer and Trustee with regard to the issuance of the Bonds and any schedules and/or amendments and/or supplements thereto and/or renewals thereof as may be duly entered into in the future by the parties.

1.46.

“Sukuk Ijarah Trustee Agreement” shall mean the Sukuk Ijarah III Year 2008 Trustee Agreement as stated in deed dated 18-02-2008 (eighteenth of February, two thousand and eight) number 31, lastly amended by this deed, and any schedules and/or amendments and/or supplements thereto and/or renewals thereof as may be duly entered into in the future by the parties.

1.47.

“Agreement on Sukuk Ijarah Registration with KSEI” shall mean the agreement entered into by the Issuer and KSEI and any amendments and/or supplements thereto and/or renewals thereof as may be duly entered into in the future by the parties.

1.48.

“Registration Statement” shall mean the statement of registration and submission of documents to BAPEPAM-LK by the Issuer and the Sukuk Ijarah Lead Underwriter for the purpose of the Sukuk Ijarah Public Offering subject to and in accordance with the Capital Market Law.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

1.49.	“Securities Company” shall mean the party who carries out business as underwriter, securities trade broker and/or investment manager as referred to under the Capital Market Law.

1.50.

“Affiliated Company” shall mean any Affiliation, except where such affiliated relationship arises from ownership of shares by the Indonesian government, whether directly or indirectly, but not including companies directly or indirectly controlled by the Issuer.

1.51.	“Debt” shall mean, with respect to any person on any date of determination (without duplication):

(i)

the principal of and premium (if any) in respect of debt of such person for money borrowed and debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable which in any such case, bears interest or on which interest accrues; and

(ii)	all obligations of such person in relation to procurement payables constituting accounts payable to such person’s suppliers:

(a)	which bear interest or on which interest accrues; and

(b)	payment for such accounts payable is due more than six (6) months after the date of invoice but, in relation to any member of the Group, excluding all indebtedness advanced by any (direct or indirect) shareholder of the Issuer to such member of the Group which is subordinated to any debt referred in point (i) and (ii) above.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

1.52.	“Permitted Receivables” shall mean loan or credit granted by the Issuer or Subsidiaries:

a.	to an entity whose financial statement is consolidated into the financial statement of the Issuer or a Subsidiary;

b.	prior to the Issuance Date, as stated in the Financial Statement dated 30-12-2006 (thirtieth of December, two thousand and six);

c.	which is down payment or loan constituting regular accounts payable and normally granted in the course of daily business operation of the Issuer or Subsidiary;

d.	to the employees of the Issuer in accordance with the Issuer’s policy (for the avoidance of doubt, such loan is granted by the issuer); and

e.	to the employees of a Subsidiary in accordance with such Subsidiary’s policy (for the avoidance of doubt, such loan is granted by the Subsidiary).

1.53.

“Bond Principal” shall mean the principal of the loan/debt of the Issuer to the Bondholders under the Bonds, which as on the Issuance Date is in the amount of Rp.1,080,000,000,000.00 (one trillion eighty billion Rupiah), subject to the provisions of Article 5 and Article 6 of the Trustee Agreement.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

1.54.

“Prospectus” shall mean the prospectus prepared and issued by the Issuer jointly with the Sukuk Ijarah Lead Underwriter for the purpose of the Issuance in accordance with Article sub-article 26 of the Capital Market Law, and Rule Number IX.C.2, Attachment to the Decree of the Chairman of Bapepam dated 17-01-1996 (seventeenth of January, nineteen ninety-six) number Kep-51/PM/1996.

1.55.

“Securities Account” shall mean the account setting out the position of the Sukuk Ijarah and/or funds of the Sukuk Ijarah Holders administered by KSEI or the Accountholder pursuant to the agreement on the opening of the securities account executed by the Sukuk Ijarah Holders.

1.56.	“GMSIH” shall mean a General Meeting of Sukuk Ijarah Holders as defined in Article 13 of the Sukuk Ijarah Trustee Agreement.

1.57.	“Transfer Unit” shall mean a unit by which the Sukuk Ijarah can be transferred and traded between Securities Accounts, with the value of Rp. 1.00 (one Rupiah) or the multiplication thereof.

1.58.	“Bond Jumbo Certificate” shall mean proof of issuance of the Sukuk Ijarah maintained at KSEI and issued in the name of KSEI for the benefit of the Sukuk Ijarah Holders.

1.59.

“Remaining Ijarah Fee” shall mean a part of the assignment of benefit payable by the Issuer to the Sukuk Ijarah Holders, which as of the Issuance Date is in the amount of Rp. 570,000,000,000.00 (five hundred and seventy billion Rupiah), which amount shall be paid by the Issuer to the Sukuk Ijarah Holders subject to Article 5 and Article 6 of the Sukuk Ijarah Trustee Agreement.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

1.60.

“Sukuk Ijarah” shall mean the “SUKUK IJARAH INDOSAT III YEAR 2008”, in the amount of Rp.570,000,000,000.00 (five hundred and seventy billion Rupiah), having a maturity period of 5 (five) years as from the Issue Date, constituting commercial papers issued by the Issuer to the Sukuk Ijarah Holders as evidenced by the Sukuk Ijarah Jumbo Certificate upon the terms as set fort in Article 5 of the Sukuk Ijarah Trustee Agreement and registered with the KSEI Collective Custody pursuant to the Agreement on Sukuk Ijarah Registration with KSEI.

1.61.	“Sukuk” shall mean a Syariah Securities in the form of certificate or other evidence of ownership having the same value and representing undivided participation over:

1)	ownership of certain tangible asset;

2)	beneficial value and service of a certain project and investment activity; or

3)	ownership over the asset of a certain project or investment activity.

1.62.

“Issue Date” shall mean the date on which the Sukuk Ijarah shall be disbursed into the Securities Account of the Sukuk Ijarah Lead Underwriter at KSEI upon the Issuer’s submission of the Sukuk Ijarah Jumbo Certificate to KSEI, which also constitutes a Payment Date.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

1.63.	“Remaining Ijarah Fee Repayment Date” shall mean the date on which the Remaining Ijarah Fee is due and payable, subject to Article 5 of Sukuk Ijarah Trustee Agreement.

1.64.

“Payment Date” shall mean the date of payment of the Sukuk Ijarah Issuance proceeds to the Issuer as deposited by the Sukuk Ijarah Underwriter through the Sukuk Ijarah Lead Underwriter pursuant to the Sukuk Ijarah Underwriting Agreement.

1.65.

“Ijarah Fee Installment Payment Date” shall mean any of the dates on which the Ijarah Fee Installment becomes payable to the entitled Sukuk Ijarah Holders, as determined based upon the Register of Accountholders, subject to Article 5 Sukuk Ijarah Trustee Agreement.

1.66.

“Capital Market Law” shall mean the Law of the Republic of Indonesia Number 8 of 1995 (nineteen ninety-five) on Capital Market. “Sukuk Trustee” shall mean PT. Bank Rakyat Indonesia (PERSERO), domiciled and having its principal place of business in Central Jakarta, or any of its successors, acting for its own account and under this Sukuk Ijarah Trustee Agreement acting for the interest of all the Sukuk Ijarah Holders.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

Article 2

DESCRIPTION OF SYARIAH CONTRACT

AND USE OF SUKUK IJARAH ISSUANCE PROCEEDS

2.1

In order to perform such Issuance of Sukuk Ijarah, the Issuer has executed and signed contracts or arrangement required in order to comply with ijarah financing transaction with respect to Ijarah Object so as to make it in compliance with the syariah principles, including pursuant to Ijarah Arrangement/Contract entered into and duly executed between the Issuer and Sukuk Trustee, under which the Issuer shall transfer the benefits for Ijarah Object to Sukuk Trustee and conversely, the said Sukuk Trustee shall agree about such transfer of the benefits in respect of Ijarah Object that shall be delivered by the Issuer to the Sukuk Trustee. Pursuant to Ijarah Arrangement/Contract and Sukuk Ijarah Trusteeship Agreement duly represented by Sukuk Trustee lawfully acting as mustajir (lessee). Subsequently, pursuant to Authorization Deed (deed of wakalah), the Sukuk Ijarah Holders in this matters duly represented by Sukuk Trustee as muwakil (authorizing party or principal) vesting a power of attorney to the Issuer acting as proxy to enter into and execute agreement and or to perform Ijarah Arrangement/Contract together with the users/lessees as the user of Ijarah Object and in respect of any agreements that have been duly executed by the proxies of any third party as the users/lessees of Ijarah Object, it is agreed that re-execution of such agreements shall be unnecessary. With regard to Ijarah Arrangement/Contract entered into and duly executed between the Issuer and Sukuk Trustee, it shall be agreed that the Issuer shall transfer a value of benefit in respect of the Ijarah Object of Rp.200,000,000,000.00 (two hundred billion Rupiah).

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

2.2	Funds from Public Sukuk Ijarah Offering Proceeds after deduction of all Issuance expenses, 100% (one hundred percent) shall be used by the Issuer for the purchase of base station subsystem.

2.3.

Pursuant to Regulation of Capital Market Supervisory Board (Bapepam) Number: X.K.4 regarding Report on the Use of Public Offering Proceeds Realization Funds, the Issuer shall submit report of the Use of Public Offering Proceeds Realization Funds periodically to Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK), Trustee, and National Syariah Council every 3 (three) months and shall be held accountable and liable for the Use of Public Offering Proceeds Realization Funds to Annual General Meeting of Shareholders until all the Funds from Sukuk Ijarah Offering Proceeds from Public Offering has been fully used, unless otherwise expressly provided in a regulation of Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK).

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

2.4

If the said Issuer intends to modify or alter the Use of Public Offering Proceeds Realization Funds, then such plan shall be first reported to Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK) by specifying the reasons thereof and consideration and shall first obtain approval from General Meeting of Sukuk Ijarah Holders (GMSIH) and Sukuk Trustee.

2.5

In the event that there is a remaining balance of sum/proceeds generated from such Sukuk Ijarah Public Offering, either before the use or after the use, then such funds shall be deposited into a special account in one of the Syariah Banks at the domicile of the Issuer;

2.6	Issuer shall use Public Offering Proceeds Realization Funds to finance the activities and investment which are not in contravention of the Syariah principles under the Capital Market.

2.7

Issuer shall be obliged to submit reports to Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK) and announce it to the Public through Stock Exchange not later than 1 (one) Business Day after the fulfillment of the following matters:

a.	all funds/proceeds from Sukuk Ijarah Public Offering have been fully received by the Issuer; and/or

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

b.	funds/proceeds received are already used in accordance with the purpose of Sukuk Ijarah Issuance.

Article 3

APPOINTMENT, DUTIES, RIGHTS AND OBLIGATIONS OF SUKUK

TRUSTEE

3.1

Pursuant to and in accordance with the provisions set out in this Sukuk Ijarah Trusteeship Agreement, the Issuer shall hereby appoint PT Bank Rakyat Indonesia (Limited by Shares) Tbk to perform the duties as Sukuk Trustee in order to duly represent the interest of and to act in favor of Sukuk Ijarah Holders and conversely, PT Bank Rakyat Indonesia (Limited by Shares) Tbk shall hereby accept such appointment as Sukuk Trustee for the purpose of the Issuance under the terms and conditions set out in this Sukuk Ijarah Trusteeship Agreement and without prejudiced to the provisions of the prevailing laws and regulations of the Republic of Indonesia in connection with its duties and obligations as Sukuk Trustee with respect to an Issuance.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

3.2	The main Duties of Sukuk Trustee shall be as follows:

a.

To duly represent the interest of and act in favor of Sukuk Ijarah Holders either in or out of Court with respect to the performance of any legal acts or actions in relation to the interests of Sukuk Ijarah Holders regarding the exercise of rights and performance of obligations of Sukuk Ijarah Holders under the terms and conditions of the Issuance, and subject to provisions contained in this Sukuk Ijarah Trusteeship Agreement and with due observance of the prevailing laws and regulations of the Republic of Indonesia and regulation of KSEI in connection with the Issuance. Duties of Sukuk Trustee shall be to represent the Sukuk Ijarah Holders effectively as from the Issue Date until the full payment of Yield on Ijarah.

b.

To have the integrity in performing their duties and obligations as Sukuk Trustee in order to supervise and monitor the performance of obligations by the Issuer in relation to the purpose and interest of the Sukuk Ijarah Holders under Sukuk Ijarah Trusteeship Agreement, to perform its duties in responsible and accountable manners, prudently, and be obliged to act sensibly to the best interest of Sukuk Ijarah Holders.

c.

be accountable to Sukuk Ijarah Holders for each loss or damage as a result of negligence, carelessness, or such any other acts that impair the interest of Sukuk Ijarah Holders, in the event that there is any conflict of interest committed by Sukuk Trustee in performing its duties as Sukuk Trustee as contained in this Sukuk Ijarah Trusteeship Agreement.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

3.3	Subject to and with due observance with provisions set forth in paragraph 3.2 hereof, then other rights and obligations of such Sukuk Trustees shall be as follows:

a.

Sukuk Trustee shall reserve the right to believe and have confidence in each document as it deems original and lawful as well as duly signed, submitted or executed by any person or persons who are truly eligible and reserve the right to duly represent, with regard to any and all matters in connection with the Written Confirmation for GMSIH (KTUR) issued and in accordance with specification issued by KSEI pursuant to Sukuk Ijarah Trusteeship Agreement and shall not be held liable to such other parties in respect of any and all consequences of such belief or trust and shall not be held liable to the Issuer or Sukuk Ijarah Holders or such other persons/parties due to the validity or legality of written Written Confirmation for GMSIH (KTUR) proposed by Sukuk Ijarah Holders as it hereafter proves to be false, falsified, or unlawful after Sukuk Trustee conducts verification in accordance with the specifications determined by KSEI.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

b.

Sukuk Trustee shall hereby reserve the right to conduct a review on the use of Sukuk Ijarah Issue proceeds and Public Offering proceeds by the Issuer, provided that such review shall not impair any obligations of Issuer under Sukuk Ijarah and under Sukuk Ijarah Trusteeship Agreement.

c.

Sukuk Trustee shall reserve the right to receive and therefore the Issuer shall submit copy of payment receipt in connection with payment of Yield on Ijarah Installment and/or payment of Remaining Balance of Yield on Ijarah Installment and Compensation for Losses Due to Delay (if any) on same day as such payment is made.

d.

Sukuk Trustee shall reserve the right to receive information from KSEI regarding the amount of funds that must be paid by the Issuer for the purpose of payment of Yield on Ijarah Installment and/or the repayment of Remaining Balance of Yield on Ijarah Installment within no later than 2 (two) Bourse Days prior to the Payment Date of Yield on Ijarah Installment and/or the Repayment Date of Remaining Balance of Yield on Ijarah.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

e.

Sukuk Trustee shall reserve the right to receive notice submitted by KSEI regarding the payment of Yield on Ijarah Installment and/or repayment of Remaining Balance of Yield on Ijarah Installment, including non-performance or non-payment due to failure or delay by the Issuer in providing sufficient funds within no later than 1 (one) Bourse Day after the Payment Date of Yield on Ijarah Installment and/or Repayment Date of Remaining Balance of Yield on Ijarah Installment.

f.

Sukuk Trustee shall reserve the right to receive register/list from KSEI containing detailed Certificate of Meeting Notification (KTUR) including specifications and specimens of Certificate of Meeting Notification (KTUR) issued by KSEI no later than 1 (one) Business Day prior to the convention of General Meeting of Sukuk Ijarah Holders (GMSIH).

g.

Sukuk Trustee shall have the right to request a close audit by an independent auditor registered to Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK) and appointed by Sukuk Trustee in connection with any alleged violation in the implementation of the provisions set forth in Article 11 of this Sukuk Ijarah Trusteeship Agreement, provided however that such request shall be made on the basis of sufficient evidence including quarterly financial statement showing that there is violation against such provision committed by the Issuer.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

h.

Sukuk Trustee shall reserve the right to request the Issuer to submit Issuer’s preliminary report in order to ensure the repayment of the Remaining Balance of Yield on Ijarah Installment and/or the Compensation for Losses Due to Delay (if any) within no later than 5 (five) Business Days prior to the Repayment Date of Remaining Balance of Yield on Ijarah.

i.

Sukuk Trustee without prejudiced to its responsibility to be always careful, thorough, accurate, and prudent, shall believe and have confidence in every document as it deems original and valid and have been entered into, delivered or executed by any persons or parties who shall legally have the right to duly represent the Issuer or Sukuk Ijarah Holders or any party legally appointed or duly authorized by the Issuer or Sukuk Ijarah Holders concerning any and all matters under Sukuk Ijarah Trusteeship Agreement and/or such other documents as referred to in this Sukuk Ijarah Trusteeship Agreement and shall not be held responsible and accountable to any other party for any and all consequences arising from such belief or confidence.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

j.

Sukuk Trustee, in taking any steps in order to ensure whether any Event of Negligence or any potency of Event of Default that has arisen, shall have right to make assumption that there is Event of Negligence or any potency of Event of Negligence that has arisen and that the Issuer shall always obey and perform any and all liabilities under Sukuk Ijarah Trusteeship Agreement until Sukuk Trustee shall have clear and full knowledge concerning Event of Negligence or any potency of Event of Negligence supported by sufficient evidences or expressly notified by the Issuer.

k.	In the event of the Issuer commits any negligence or failure pursuant to Article 12 of this Sukuk Ijarah Trusteeship Agreement, then:

i.

Sukuk Trustee shall be entitled to the damage liability paid by the Issuer by always taking into account the provisions of Article 3.5 hereof, to appoint other party for its opinion in connection with the performance of duties of Sukuk Trustee including to appoint legal counsel or consultant, attorneys, Notary Public, appraiser company or such other third party and shall have any right to believe and have confidence in and remains with other party’s opinion as the basis of any action taken by the Sukuk Trustee.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

ii.	Sukuk Trustee shall be released and held harmless by the Sukuk Ijarah Holders from any and all liabilities or responsibilities as a result of any action done on the basis of the third party’s opinion.

l.	Sukuk Trustee shall transparently and openly deliver or disclose full and complete information concerning its qualifications as Sukuk Trustee in the Prospectus.

m.

Sukuk Trustee shall submit a report to Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK) and Sukuk Ijarah Holders through Stock Exchange in accordance with the prevailing provisions in Capital Market sector in case Sukuk Trustee shall have knowledge supported by sufficient evidences, that:

i.

Issuer fails/violates the provisions set forth in this Sukuk Ijarah Trusteeship Agreement including the persistence of an Event of Negligence as set out in Article 12 of this Sukuk Ijarah Trusteeship Agreement; or

ii.

a condition occurs that may endanger or impair the interest of Sukuk Ijarah Holders on the basis of the evidences generally accepted and effective for telecommunication and information technology industry, the Issuer may be deemed as no longer capable to manage or control its most or entire property so that it materially has negative impact to the conduct of Issuer businesses.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

n.

Sukuk Trustee shall periodically make analysis and supervise the development of the Issuer business management on the basis of its financial statement and such other reports in connection with the Issuer business field.

o.

Sukuk Trustee shall call Sukuk Ijarah Holders and Issuer as well as to convene General Meeting of Sukuk Ijarah Holders (GMSIH) as governed in Article 13 of this Sukuk Ijarah Trusteeship Agreement before taking any actions requiring resolutions from General Meeting of Sukuk Ijarah Holders (GMSIH) in accordance with the provisions of this Sukuk Ijarah Trusteeship Agreement.

p.

Sukuk Trustee shall seek any legal actions in accordance with the provisions contained in this Sukuk Ijarah Trusteeship Agreement as decided by the Sukuk Ijarah Holders in General Meeting of Sukuk Ijarah Holders (GMSIH) and shall not be permitted to take any action contradictory to the directions given by General Meeting of Sukuk Ijarah Holders (GMSIH) or any resolution of General Meeting of Sukuk Ijarah Holders (GMSIH).

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

q.	Sukuk Trustee is obliged to give advice and to perform any actions as normally done by any Sukuk Trustee required by the Issuer in connection with Sukuk Ijarah Trusteeship Agreement.

r.

Sukuk Trustee shall perform any resolutions so adopted in General Meeting of Sukuk Ijarah Holders (GMSIH) in accordance with the provisions of this Sukuk Ijarah Trusteeship Agreement, however, the Sukuk Trustee shall not be responsible for any consequences arising from any of such resolutions so adopted in General Meeting of Sukuk Ijarah Holders (GMSIH) unless it is due to negligence or deliberate act committed by Sukuk Trustee.

s.

Sukuk Trustee shall conduct verification on Certificate of Meeting Notification (KTUR) submitted the Sukuk Ijarah Holders on the basis of the specifications and List of Certificate of Meeting Notification (KTUR) issued and delivered by KSEI to Sukuk Trustee in accordance with KSEI regulations and the prevailing laws and regulations.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

t.

Sukuk Trustee shall give a written notification regarding the end or termination of General Meeting of Sukuk Ijarah Holders (GMSIH) to KSEI not later than the following Business Day in order to revoke Sukuk Ijarah Suspension (Freezing) by KSEI.

u.	To perform its duties in full responsible manner, carefully and sensibly, and act wisely for the best interest of the Sukuk Ijarah Holders best interest.

v.

Sukuk Trustee shall request the Issuer to make and maintain a rating of Sukuk Ijarah in accordance with the Regulation Number: IX.C.11 regarding Rating of Payable Stock together with its amendments and or other arrangements with which the Issuer shall comply.

w.	Sukuk Trustee shall have a person in charge of the implementation of trusteeship activities who understands the activities that are in contravention with the Syariah Principles at Capital Market.

3.4

The Issuer shall release, hold harmless Sukuk Trustee and indemnify Sukuk Trustee from any costs, charges and fees that have been borne or sustained by Sukuk Trustee in connection with the claims and liabilities to pay damages, losses, Penalty, any costs and fees ruled by Court of Law by the virtue of the court decision having conclusive and executorial force of law in connection with the correct performance, implementation or exercise of any rights, duties and obligations of Sukuk Trustee done solely on the basis of and in accordance with the provisions of this Sukuk Ijarah Trusteeship Agreement insofar as such claim, demand, loss, Yield on Ijarah for Losses due to Delay, cost and fees set out hereinabove shall not occur as a result of:

(i)	failure, omission, or fault of Sukuk Trustee in performing any of its rights, duties and obligations as Sukuk Trustee;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

(ii)	there is a conflict of interest in its capacity both as the Issuer creditor and simultaneously as Sukuk Trustee.

(iii)	due to resignation of Sukuk Trustee as referred to in paragraph 3.8. point c of this Article; and/or

(iv)	due to the discharge of Sukuk Trustee due to omission, fault committed by Sukuk Trustee pursuant to the provisions set out in this Sukuk Ijarah Trusteeship Agreement.

3.5

Sukuk Trustee is obliged to give a prior request for approval from the Issuer for any fees, charges, and such other costs whatsoever borne and suffered by Sukuk Trustee arising in connection with the fulfillment or full performance of the Issuer obligations under Sukuk Ijarah Trusteeship Agreement and/or other agreements executed in connection with Sukuk Ijarah Issuance including any consultant fees. If within 14 (fourteen) Business Days after the acceptance of such request, the Issuer fails to give any response, then Sukuk Trustee shall have right to perform any things or matters as requested for such approval.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

3.6

Sukuk Trustee, any members of Board of Directors and/or any members of Board of Commissioners of Sukuk Trustee shall not be allowed to have any interest, either direct or indirect, with the Issuer that may influence or affect the position and/or the exercise of its rights or the performance of its duties or obligations as Sukuk Trustee unless permitted by the Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK) and has been notified to KSEI and Sukuk Ijarah Holders with due observance of the prevailing laws and regulations in Capital Market sectors.

3.7

The appointment of Sukuk Trustee shall be effective as of the signing date of this Sukuk Ijarah Trusteeship Agreement and Sukuk Trustee shall perform its duties and obligations as Sukuk Trustee for Sukuk Ijarah as from the Issue Date subject to the provisions of the prevailing laws and regulations until the whole amount payable (debt) has been fully paid effectively without prejudiced to the provisions contained in paragraph 3.8 and paragraph 3.13 of this Article.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

3.8	If one of the following matters arises, then Sukuk Trustee shall be discharged as Sukuk Trustee under Sukuk Ijarah Trusteeship Agreement:

a.

Sukuk Trustee shall be dissolved or winding up by decision of any Court of Law or other competent authority or Sukuk Trustee shall be voluntarily dissolved or winding up pursuant to or in accordance with the provisions of the prevailing laws and regulations.

b.

In case that there is a bankruptcy decision having a conclusive and executorial force of law or a liquidation of the Sukuk Trustee is done, or a petition for bankruptcy is submitted by Sukuk Trustee, or Sukuk Trustee has submitted an application for a moratorium for its payment obligations.

c.

Sukuk Trustee shall submit a written resignation letter from its position as Sukuk Trustee to the Issuer and shall call and convene a General Meeting of Sukuk Ijarah Holders (GMSIH) in order to submit its resignation letter, by mentioning the reasons thereof, and such resignation letter shall be submitted not later than 60 (sixty) Calendar Days before the planned resignation date. However, Sukuk Trustee shall not be discharged from its duties under Sukuk Ijarah Trusteeship Agreement until such resignation letter has been well accepted by General Meeting of Sukuk Ijarah Holders (GMSIH) and after there is substitute Sukuk Trustee which has been appointed by the Issuer by a General Meeting of Sukuk Ijarah Holders (GMSIH) approval and after such substitute Sukuk Trustee has delivered a written statement for its approval to comply with the provisions and requirements of this Sukuk Ijarah Trusteeship Agreement and has effectively commenced to perform its duties.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

d.	Sukuk Trustee is discharged by General Meeting of Sukuk Ijarah Holders (GMSIH) as governed in Article 13 paragraph 13.1 point b of this Sukuk Ijarah Trusteeship Agreement.

e.	All Yield on Ijarah has been paid by the Issuer in accordance with the provisions of this Sukuk Ijarah Trusteeship Agreement to Sukuk Ijarah Holders.

f.

Upon request of Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK) as set forth in the provisions of Article 102 paragraph 1 in conjunction with Article 102 paragraph 2 point d, point e, point f and point g of Capital Market Law on Sukuk Trustee.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

g.

In case that the Issuer fails to pay the compensation/fees for Sukuk Trustee services and after Sukuk Trustee has requested a payment in writing 3 (three) times respectively to the Issuer within 90 (ninety) Calendar Days, then Sukuk Trustee may submit a resignation letter to the Issuer. Such resignation letter shall be submitted 60 (sixty) Calendar Days prior to the resignation by specifying the reason thereof. In response to such resignation letter, the Issuer shall be held responsible to appoint substitute trustee and not later than 60 (sixty) Calendar Days after the receipt of such resignation letter, the Issuer shall convene General Meeting of Sukuk Ijarah Holders (GMSIH) in order to report to Sukuk Ijarah Holders concerning the resignation plan by Sukuk Trustee and propose the appointment of substitute Sukuk Trustee who is ready to take up such position as from the effective resignation date of Sukuk Trustee. Sukuk Trustee may only cease to perform its duties as Sukuk Trustee under Sukuk Ijarah Trusteeship Agreement after the resignation letter has been accepted/approved by General Meeting of Sukuk Ijarah Holders (GMSIH). Any costs, charges or fees for the purpose of General Meeting of Sukuk Ijarah Holders (GMSIH) convention shall be borne by the Issuer. However, the Issuer shall fully settle any sum payable for the services compensation arising starting from the unpaid service fee until the end of appointment period/term of Sukuk Trustee.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

3.9

Without prejudice to the provisions of paragraph 3.13 this Article, in the case that the Sukuk Trustee is discharged as Sukuk Trustee due to any of the reasons set out in paragraph 3.8 of this Article, then Sukuk Trustee shall be automatically discharged as a party to Sukuk Ijarah Trusteeship Agreement.

3.10

In the event of the discharge of Sukuk Trustee, Sukuk Ijarah Holders through General Meeting of Sukuk Ijarah Holders (GMSIH) shall immediately conduct the appointment of substitute Sukuk Trustee in accordance with the prevailing laws and regulations. The Issuer undertakes to make the best efforts to appoint an substitute Sukuk Trustee in such a way that the interests of Sukuk Ijarah Holders are all times duly represented by Sukuk Trustee pursuant to the prevailing laws and regulations.

3.11

Substitute Sukuk Trustee that has been legally appointed pursuant to the prevailing laws and regulations and under the Sukuk Ijarah Trusteeship Agreement shall execute an amendment and/or addendum to Sukuk Ijarah Trusteeship Agreement under which the new Sukuk Trustee shall fully acknowledge and accept such an appointment under the terms and conditions which are substantively the same as or equal to those contained in the original Sukuk Ijarah Trusteeship Agreement and the new Sukuk Trustee shall agree and covenant to replace the legal position of Sukuk Trustee.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

3.12

Not later than 2 (two) Business Days after the discharge of Sukuk Trustee from its duties as governed in paragraph 3.8. this Article hereinabove, Sukuk Trustee shall notify the Public by making an announcement and advertisement in 1 (one) Indonesian daily newspaper which is published and circulated nationally.

3.13

Immediately after the occurrence of one of the matters set out in paragraph 3.8 this Article hereinabove (except point (c), point (d), and point (e) paragraph 3.8. of this Article), then Sukuk Trustee shall submit an accountability report for the duties and obligations that Sukuk Trustee has performed for the purpose of the implementation of this Sukuk Ijarah Trusteeship Agreement and other agreements duly executed in connection with Sukuk Ijarah Issuance to General Meeting of Sukuk Ijarah Holders (GMSIH) and to report it to Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK) and the Issuer.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

Insofar as such accountability has not been accepted by General Meeting of Sukuk Ijarah Holders (GMSIH), then Sukuk Trustee shall continue to be held liable and responsible of the duties and obligations that have been performed.

3.14

In the event of the occurrence of any event as referred to in paragraph 3.8 point (e) of this Article, then the Sukuk Trustee shall submit a report to the Issuer and Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK) concerning the duties and obligations that its has performed.

3.15	Sukuk Trustee may at any time to take any action as may be required in order to ensure the compliance of the Issuer with the syariah principles at Capital Market.

ARTICLE 4

FEES OF SUKUK TRUSTEE SERVICE

4.1

As the fees for Sukuk Trustee services pursuant to the provisions of this Sukuk Ijarah Trusteeship Agreement, the Issuer shall pay a compensation or fees to the Sukuk Trustee in accordance with Sukuk Trustee Letter to the Issuer dated 07-08-2009 (the seventh day of August of two thousand nine) number: B.281-TRY/DIB/08/2009, the original copy of which is shown to me, Notary Public, which shall constitute an inseparable part to Sukuk Ijarah Trusteeship Agreement.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

4.2

Value Added Tax (PPN) of Sukuk Trustee service fees set out hereinabove shall be borne and paid by the Issuer to the Sukuk Trustee as compulsory collector in accordance with the tariff set out in the prevailing laws and regulations.

4.3

The payment of Sukuk Trustee service fees or compensation as referred to in paragraph 4.1. of this Article shall be paid by the Issuer with 1 (one) time payment per annum (annually) in advance, and the first payment of Sukuk Trustee service fees or compensation shall be paid not later than 14 (fourteen) Calendar Days as from the Issue Date and any subsequent payment shall be made not later than the anniversary date of Sukuk Ijarah Issuance.

4.4

If the payment due date of Sukuk Trustee service fees or compensation that has been stipulated does not fall on a Banking Day, then such service fee must have been accepted by the Sukuk Trustee on the following Banking Day.

4.5

If on the payment date of such service under this Article, the Issuer fails or neglects to make payment on such payment date, then the Issuer, on the collection date by the Sukuk Trustee, shall immediately pay and settle such amount that must be paid plus Compensation for Losses Due to Payment Delay of Trustee service fees.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

4.6

The amount of Sukuk Trustee service fee at any time shall be calculated on the basis of the amount of the opening Remaining Balance of Ijarah issued on the Issue Date or circulated when the Payment of Sukuk Trustee service fee shall be due. If the Issuer shall conduct buy back resulting in the repayment of all Sukuk Ijarah, then Sukuk Ijarah Trusteeship Agreement shall be terminated and Sukuk Trustee service fee shall no longer exist.

4.7

If Sukuk Trustee resigns before the termination of the performance of Sukuk Trustee duties within the agreed period, then the Sukuk Trustee service fee or compensation that has been paid in the relevant year shall be returned by the Sukuk Trustee to the Issuer proportionally on the basis of the number of days where the Sukuk Trustee does not perform its duties in the relevant year.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

ARTICLE 5

SUKUK IJARAH REQUIREMENTS

The Issuer shall undertake and bind itself to the Sukuk Trustee as a proxy or agent of Sukuk Ijarah Holders (such undertaking and binding shall be made and binding for the Issuer and every Sukuk Ijarah Holder) that the Issuer shall issue the Sukuk Ijarah or proceed the Issuance under the following provisions:

5.1	To issue Sukuk Ijarah by the name of “SUKUK IJARAH INDOSAT IV YEAR 2009” at the nominal value of Rp. 200,000,000,000.00 (two hundred billion Rupiah), consisting of:

-	A-Series Sukuk Ijarah at the nominal value of Rp 28,000,000,000.00 (twenty eight billion Rupiah) for a period of 5 (five) years as from the Issue Date; and

-	B-Series Sukuk Ijarah at the nominal value of Rp 172,000,000,000.00 (one hundred and seventy two billion Rupiah) for a period of 7 (seven) years as from the Issue Date;

and registered to KSEI Collective Custodian under Agreement on Sukuk Ijarah Registration with KSEI.

5.2

Sukuk Ijarah is issued without any note except Certificate of Jumbo Sukuk Ijarah issued by the Issuer to be registered in the name of KSEI under Agreement of Sukuk Ijarah Registration with KSEI as the debt evidence (evidence of indebtedness) for the interest and in favor of Sukuk Ijarah Holders through Account Holders subject to the provisions of the regulations in Capital Market sector and shall be offered at the Sukuk Ijarah nominal value of 100% (one hundred percent).

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

5.3	The amount of Yield on Ijarah Installment shall be as follows:

-	A-Series Sukuk Ijarah of Rp 3,150,000,000.00 (three billion one hundred and fifty million Rupiah) per annum; and

-	B-Series Sukuk Ijarah of Rp 20,210,000,000.00 (twenty billion two hundred and ten million Rupiah) per annum.

5.4

Yield on Ijarah Installment shall be paid by the Issuer to the Sukuk Ijarah Holders once in every 3 (three) months as of the Issue Date through KSEI Account Holders on the Payment Date of Yield on Ijarah Installment as contained in the Prospectus.

5.5

Sukuk Ijarah Holders entitled to receive Yield on Ijarah Installment payment is Sukuk Ijarah Holders whose names are recorded in List of Account Holders, on 4 (four) Bourse Days before the Payment Date of Yield on Ijarah Installment unless otherwise provided by KSEI or the prevailing laws and regulations. Therefore, if there is any Sukuk Ijarah transaction after the date on which the party entitled to receive the Yield on Ijarah Installment is determined, then the transferee shall have no right of the Yield on Ijarah Installment for the relevant period of Yield on Ijarah Installment.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

5.6

As from the Issue Date, Sukuk Ijarah shall serve as evidence that the Issuer, legally and binding, has payment obligation of Yield on Ijarah to Sukuk Ijarah Holders equal to the Remaining Balance of Yield on Ijarah set out in the Certificate of Jumbo Sukuk Ijarah plus Yield on Ijarah Installment payable pursuant to the provision of the Article 5 hereof.

The evidence of Sukuk Ijarah ownership for Sukuk Ijarah Holders shall be Written Confirmation.

5.7

To Sukuk Ijarah Holder, taxation provisions in accordance with the prevailing laws and regulations shall be effective and binding and if the Issuer is obliged by the laws and regulations to deduct any taxes for every payment made by the Issuer to the Sukuk Ijarah Holders, then the Issuer through Paying Agent shall make deduction for such taxes and pay it to the appointed tax agencies or institution in odder to accept such tax payment and provide necessary tax payment evidence for such tax deduction to Sukuk Ijarah Holders.

5.8	a)

The payment of Yield on Ijarah Installment and/or repayment of Remaining Balance of Yield on Ijarah and Yield on Ijarah for Losses due to Delay (if any) shall be made by Paying Agent in the name of the Issuer in accordance with the terms and conditions set out in Paying Agent Agreement.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

b)

Issuer and Trustee shall assume no liabilities for any failure or delay of the payment of Remaining Balance of Yield on Ijarah Installment and/or Yield on Ijarah Installment and/or Yield on Ijarah for Losses due to Delay (if any) as a result of negligence or failure committed by KSEI to perform and fulfill its obligations as Paying Agent.

5.9

The right of Sukuk Ijarah ownership shall be transferred by the account transfer of Sukuk Ijarah from one Stock Account to another Stock Account. The unit of Account Transfer of the Sukuk Ijarah is at the value of Rp. 1.00 (one rupiah or its multiplication). The Issuer, Sukuk Trustee and Paying Agent shall treat the Account Holders as the legal Sukuk Ijarah Holders in order to receive the repayment of Remaining Balance of Yield on Ijarah, payment of Balance of Yield on Ijarah Installment, and other entitlements or rights in connection with Sukuk Ijarah subject to the provisions of paragraph 5.17 of this Article.

5.10

Custodian Bank or Securities Companies which are the Account Holders may act for their own behalf as Sukuk Ijarah Holders or for and on behalf of their customer by virtue of power of attorney from Sukuk Ijarah Holders.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

5.11

Sukuk Ijarah shall be fully repaid by the Issuer at the value equal to the sum the Remaining Balance of Yield on Ijarah contained in Written Confirmation owned by Sukuk Ijarah Holders on the Repayment Date of Remaining Balance of Yield on Ijarah.

5.12

If the Issuer fails to provide the sufficient amount of funds for the payment of Yield on Ijarah Installment and/or repayment of Remaining Balance of Yield on Ijarah after the lapse of Payment Date of Yield on Ijarah Installment and/or Repayment Date of Remaining Balance of Yield on Ijarah, then the Issuer shall pay the Compensation for Losses due to Delay for any negligence or failure to pay the Remaining Balance of Yield on Ijarah and/or Yield on Ijarah Installment for Yield on Ijarah. The Compensation for Losses due to Delay paid by the Issuer shall become the entitlement for Sukuk Ijarah Holders and by Paying Agent shall be given to Sukuk Ijarah Holders proportionally on the basis of the amount of Sukuk Ijarah being held.

5.13	The Issuer obligations under Sukuk Ijarah at any time shall constitute the obligations of the Issuer which shall be valid and unconditional and/or absolute.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

5.14

Sukuk Ijarah withdrawal from Stock Account shall only be performed by way of account transfer to another Stock Account. The Sukuk Ijarah withdrawal from one Stock Account to be converted into Certificate of Sukuk Ijarah may not be done unless there is any cancellation of Sukuk Ijarah Registration with KSEI Collective Custodian at the request of the Issuer or Sukuk Trustee subject to the provisions of the prevailing laws and regulations at Capital Market sector and subject to the resolution of General Meeting of Sukuk Ijarah Holders (GMSIH).

5.15

After the IST (first) anniversary of Sukuk Ijarah as from the Issue Date, Issuer may conduct Sukuk Ijarah buy back from any of Sukuk Ijarah Holders subject to the provisions of Article 6 of this Sukuk Ijarah Trusteeship Agreement. With respect to the Sukuk Ijarah bought back by the Issuer to be kept, the Issuer may not cast any vote in General Meeting of Sukuk Ijarah Holders (GMSIH), may not be counted in the quorum attendance in General Meeting of Sukuk Ijarah Holders (GMSIH) and may not receive Yield on Ijarah Installment. Buy back may proceed if the Issuer does not neglect to make Yield on Ijarah Payment.

5.16

If after the final calculation has been done, there is a payment balance/funds of Yield on Ijarah that cannot be paid by Paying Agent to Sukuk Ijarah Holders for any reasons whatsoever, then such fund shall be deposited by the Paying Agent for the interest of Sukuk Ijarah Holders who are entitled to such Yield on Ijarah payment. The Paying Agent shall further release the Issuer and Sukuk Trustee from any liabilities of such Yield on Ijarah payment and/or such other payment liabilities including release or indemnification for any claims, charges or suits as may be arising from Sukuk Ijarah Holders in connection with non-receipt of such Yield on Ijarah Payment.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

5.17	Sukuk Ijarah Issuance may only be done after the Registration Statement shall be become effective.

ARTICLE 6

BUY BACK

6.1

After the Ist (first) anniversary of Sukuk Ijarah as of the Issue Date, the Issuer may perform buy back of the Sukuk Ijarah existing/outstanding in the market, either in whole or in part, at the market prices; hereinafter be referred to as “buy back”. The buy back may be done if the Issuer does not neglect or fail to make Yield on Ijarah Payment, provided however that such buy back does not cause Issuer to neglect or fail to comply with the provisions contained in this Sukuk Ijarah Trusteeship Agreement.

6.2

Sukuk Ijarah ownership by the Issuer and/or its Affiliate Companies shall be reported by the Issuer to the Sukuk Trustee not later than 2 (two) Business Days before General Meeting of Sukuk Ijarah Holders (GMSIH) is convened.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

The whole Sukuk Ijarah owned by the Issuer on the basis of the buy back and Sukuk Ijarah owned by the Affiliate Companies may not be counted in the quorum attendance calculation in General Meeting of Sukuk Ijarah Holders (GMSIH) and shall not have any voting right in General Meeting of Sukuk Ijarah Holders (GMSIH).

6.3

In the event the Issuer performs a buy back of Sukuk Ijarah, either in whole or in part, then the Issuer shall have the right to conduct such buy back as Sukuk Ijarah bought back to be kept/deposited and may thereafter be resold (“Investment”) and/or effectuated as full repayment (“Repayment”).

6.4	In respect of Sukuk Ijarah for Investment and/or Repayment, Issuer shall have no right to receive any payment for Yield on Ijarah Installment.

6.5	If the Issuer plans to buy back Sukuk Ijarah, either as Repayment or as investment, then it may be done under the following provision:

a.

The Issuer shall announce such plan in 1 (one) Indonesian newspaper which is circulated and published nationally concerning its plan of Sukuk Ijarah buy-back not later than 2 (two) Business Days before the commencement date of the offering of Sukuk Ijarah buy back.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

b.	The announcement shall contain:

1)	The term/period of Sukuk Ijarah buy back offering where the Sukuk Ijarah Holders may submit offering to sell Sukuk Ijarah owned by specifying the prices they wish to the Issuer;

2)	The maximum amount of fund for the Sukuk Ijarah buy back and the maximum target prices of Sukuk Ijarah buy back;

3)	The payment date of Sukuk Ijarah buy back shall be not later than 2 (two) Business Days as of the termination date of the offering period of Sukuk Ijarah buy back.

4)	The Sukuk Ijarah Holders submitting the offering to sell to the Issuer during the offering period shall attach:

-

Written Confirmation of KSEI concerning the total number of Sukuk Ijarah to be sold where no account transfer may not be allowed among the Stock Accounts until the payment date of Sukuk Ijarah buy back;

-	Personal identity card while making an offering to sell;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

-

Statement that the Sukuk Ijarah to be sold by such Sukuk Ijarah Holders concerned and to be bought by the Issuer may not be sold and purchased by Sukuk Ijarah Holders so that the Sukuk Ijarah may not be overbooked or transferred between Stock Accounts until the payment date of Sukuk Ijarah buy back.

5)

The Issuer shall proceed Sukuk Ijarah buy back from the lowest price offered by the Sukuk Ijarah Holders (however, it is preferred the offering to sell of Sukuk Ijarah Holders that is not from Affiliate Companies) in the offering period of Sukuk Ijarah buy back, provided however that if there are some Sukuk Ijarah Holders making an offer at the same price and the number of Sukuk Ijarah offered by the Sukuk Ijarah Holders exceed the maximum funds or exceed the balance of Sukuk Ijarah buy back fund, then the Issuer shall buy the Sukuk Ijarah proportionally in respect of such Sukuk Ijarah.

6)

The Issuer shall have no obligation to buy the whole Sukuk Ijarah offered by the Sukuk Ijarah Holders for buy back during such offering period of Sukuk Ijarah buy back if the price of offering to sell proposed by Sukuk Ijarah Holders is exceeding the price target expected by the Issuer as set out in point 2;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

7)

If the Issuer cancels any buy back, then the Issuer shall announce and advertise it in 1 (one) Indonesian daily newspaper which is nationally circulated and published concerning such cancellation completed with the reasons thereof not later than the last day of the offering period of Sukuk Ijarah buy back.

c.

The Issuer shall strictly maintain and keep the confidentiality to any parties whosoever of any and all information concerning Sukuk Ijarah offering to sell that has been delivered by the Sukuk Ijarah Holders during the offering period of Sukuk Ijarah buy back.

d.

Not later than 2 (two) Business Days as of the Sukuk Ijarah buy back as set out hereinabove, then the Issuer is obliged to announce and advertise concerning the Sukuk Ijarah buy back in 1 (one) Indonesian daily newspaper which is nationally circulated and published.

The following matters shall be contained in such announcement/advertisement:

-	The nominal sum of the Sukuk Ijarah buy back by specifying the Sukuk Ijarah nominal value that has been fully paid and/or the nominal value of Sukuk Ijarah buy back which is to be deposited/kept;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

-	The lowest price limits until the highest prices that have been done.

e.

The Issuer shall report to the Sukuk Trustee within 1 (one) Business Day as of the Sukuk Ijarah buy back, and to Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK), Stock Exchange and KSEI not later than 2 (two) Business Days as from the date of buy back.

f.

In addition to the provision as referred to in point e hereinabove, the Issuer is also be obliged to submit to the Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK) all the documents of the offering to sell that have been delivered by the Sukuk Ijarah Holders during the offering period of Sukuk Ijarah buy back not later than 2 (two) Business Days as of the date when Sukuk Ijarah buy back is completely done.

6.6	The Issuer may proceed Sukuk Ijarah buy back without posting any announcement/advertisement as referred to in paragraph 6.5 of this Article under the following provisions:

a.	The nominal value of buy back is not more than 5% (five percent) of the Sukuk Ijarah amount that has not been fully paid for every transaction in 1 (one) year period.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

b.	The Sukuk Ijarah bought back is not owned by Affiliate Companies.

c.	The Sukuk Ijarah bought back shall only be deposited/kept which may be resold thereafter.

For the Sukuk Ijarah buy back as referred to in this paragraph, the Issuer shall report to the Sukuk Trustee within 1 (one) Business Day period as of the date of Sukuk Ijarah buy back, and to the Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK) not later than 2 (two) Business Days as from the date of Sukuk Ijarah buy back.

6.7	The Issuer shall report to the Sukuk Trustee and KSEI concerning the Sukuk Ijarah owned by the Issuer to be kept/deposited:

a.	within 5 (five) Bourse Days before the Payment Date of Yield on Ijarah Installment; or

b.	1 (one) Bourse Day before the date of Registration of Sukuk Ijarah Holders who are entitled to payment of Yield on Ijarah Installment (whichever is earlier) subject to KSEI regulation.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

6.8

If pursuant to paragraph 6.3 of this Article, the Issuer proceeds the buy back of Sukuk Ijarah, either in whole or in part, and effect such buy back, either in whole or in part, as repayment, then the Issuer shall report the event to the Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK), Sukuk Trustee, KSEI and Stock Exchange not later than 2 (two) Business Days before the Repayment Date. Provided however that if the Issuer proceeds the buy back of the whole Sukuk Ijarah as a Repayment, then the Issuer shall announce or advertise it in 1 (one) Indonesian daily newspaper which is nationally circulated and published not later than 2 (two) Business Days after the Repayment Date as specified hereinabove and accordingly, Sukuk Ijarah Trusteeship Agreement shall be terminated.

6.9

Sukuk Ijarah that has been fully paid for the purpose of Repayment in connection with paragraph 6.3 hereof shall be cancelled, and shall not be issued or resold without being necessary to declare such matter in any deed whatsoever.

6.10

In the event the Sukuk Ijarah is paid for the purpose of partial Repayment, then the Issuer shall deliver the new Certificate of Jumbo Sukuk Ijarah to KSEI to be exchanged with the old Certificate of Jumbo Sukuk Ijarah on the same day with the partial repayment date of the Sukuk Ijarah, with the payable Remaining Balance of Yield on Ijarah amount (value of Remaining Balance of New Yield on Ijarah) after deducted by the Remaining Balance of Sukuk Ijarah for the purpose of such partial repayment.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

ARTICLE 7

GUARANTEE

This Sukuk Ijarah shall not be guaranteed or secured by any collateral security specially served for such purpose in form of any goods, objects, revenues, or income or other assets of and owned by the Issuer in any form whatsoever nor is it guaranteed by any other party whosoever. Any and all assets of the Issuer, both movables and immovable, either currently existing or to be hereafter existing, except the Issuer’s assets that have been specially guaranteed or secured to its creditors as security for any debts of the Issuer to any and all its creditors who are not specially guaranteed or without any privileges including this Sukuk Ijarah in pari passu under Sukuk Ijarah Trusteeship Agreement, pursuant to Article 1131 and Article 1132 of the Indonesian Civil Code.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

ARTICLE 8

POWER OF ATTORNEY FROM SUKUK IJARAH HOLDERS

TO SUKUK TRUSTEE

8.1

As from the Issue Date, each and every Sukuk Ijarah Holder shall comply with and abide by Sukuk Ijarah Trusteeship Agreement and shall agree to and approve any and all actions that have been performed by Sukuk Trustee in connection with the preparation and execution of this Sukuk Ijarah Trusteeship Agreement and to execute and sign Sukuk Ijarah Trusteeship Agreement as well as to approve for and hereby now and hereinafter at such time, collectively authorize Sukuk Trustee without being necessary of vesting any new power of attorney specially required from Sukuk Ijarah Holders in exercising any and all the rights of the Sukuk Ijarah Holders without any exception whatsoever under the Sukuk Ijarah, with due observance of this Sukuk Ijarah Trusteeship Agreement and any and all the documents and instruments or arrangements in connection with such agreements including to perform, defend, or protect the interest of every Sukuk Ijarah Holder before any judicial bodies including commercial court or before any arbitration proceeding or tribunals. Therefore, Sukuk Ijarah Holders shall be duly represented by the Sukuk Trustee as a party to Sukuk Ijarah Trusteeship Agreement, and any and all the documents and instruments or arrangements in connection with such agreements completed with the attachments, annexes and amendments thereto as may be executed hereinafter and as the party performing, defending, or protecting the interest of every Sukuk Ijarah Holder before any judicial bodies including commercial court or before any arbitration proceeding or tribunals.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

8.2

Subject to and in strict accordance with the provisions of the prevailing laws and regulations including but not limited to the laws and regulations in Capital Market sector, such power of attorney as well as any and all such other power of attorneys so vested in and under Sukuk Ijarah Trusteeship Agreement, and such other approvals, consents, or agreements executed in connection such agreements shall constitute an important, integral, and inseparable part to the Sukuk Ijarah Trusteeship Agreement, so that such power or attorneys may not be annulled or terminated due to any reasons whatsoever including for any causes as governed in Article 1813, Article 1814 and Article 1816 of the Indonesian Civil Code.

8.3

Insofar as there is existing Sukuk Ijarah Holder, Sukuk Ijarah Trusteeship Agreement shall be in full force and effect as the perfect evidence concerning the authorization from Sukuk Ijarah Holders to Sukuk Trustee as set out in this Sukuk Ijarah Trusteeship Agreement.

8.4

Any authorizations from the Sukuk Ijarah Holders to the Sukuk Trustee as referred to in this Sukuk Ijarah Trusteeship Agreement shall also include the power to make and execute any amendment to Sukuk Ijarah Trusteeship Agreement with regard to any and all matters resolved in General Meeting of Sukuk Ijarah Holders (GMSIH) and approved by the Issuer.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

ARTICLE 9

REPAYMENT OF REMAINING BALANCE OF YIELD ON IJARAH

9.1

Subject to and with due observance of the provisions of Article 6 of this Sukuk Ijarah Trusteeship Agreement, the Issuer shall make repayment of Remaining Balance of Yield on Ijarah (“Repayment/Reimbursement”) on the 5th (fifth) anniversary as from the Issue Date for A-Series Sukuk Ijarah and on the 7th (seventh) anniversary as from the Issue Date for B-Series Sukuk Ijarah.

9.2

Repayment/Reimbursement of Remaining Balance of Yield on Ijarah shall be made by the Issuer to the Sukuk Ijarah Holders through Paying Agent on the date as referred to in paragraph 9.1. hereof and such payment to the Paying Agent in accordance with the provisions of this Sukuk Ijarah Trusteeship Agreement shall be deemed having been done and made to Sukuk Ijarah Holders which shall be payable and due and shall release the Issuer from any liabilities or obligations to pay such Remaining Balance of Yield on Ijarah if, for any reasons whatsoever excluding the omission or faults by the Issuer, the payment of Remaining Balance of Yield on Ijarah cannot be made to Sukuk Ijarah Holders.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

ARTICLE 10

REPRESENTATION AND GUARANTEE BY SUKUK TRUSTEE

Sukuk Trustee shall represent and guarantee that the following matters are correct:

10.1	Sukuk Trustee shall be entitled, have right and authority to act as Sukuk Trustee.

10.2

Sukuk Trustee shall bind itself to perform its duties and or obligations as Sukuk Trustee with full commitment, integrity and in order to act prudently and sensibly solely for the interest of and in favor of Sukuk Ijarah Holders.

10.3

Sukuk Trustee shall be held accountable to Sukuk Ijarah Holders for any losses suffered due to negligence or recklessness of Sukuk Trustee or any actions resulting from any conflict of interest in connection with the Sukuk Trustee duties as set forth in this Sukuk Ijarah Trusteeship Agreement.

10.4	On the signing date of this Sukuk Ijarah Trusteeship Agreement, Articles of Association of Sukuk Trustee, shall accordingly conform to this deed.

And in addition, until the signing date of this Sukuk Ijarah Trusteeship Agreement under this deed, there shall be no other deeds, instruments or such other documents containing any amendment to the Articles of Association of Sukuk Trustee.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

10.5	On the signing date of this Sukuk Ijarah Trusteeship Agreement, the members of Board of Directors of the Sukuk Trustee and Board of Commissioners of the Sukuk Trustee is as follows:

BOARD OF DIRECTORS:

President Director	:	Sofyan Basir;

Director	:	Abdul Salam;

Director	:	Sarwono Sudarto;

Director	:	Lenny Sugihat;

Director	:	Agus Toni Soetirto;

Director	:	Sulaiman Arif Arianto;

Director	:	Sudaryanto Sudargo;

Director	:	Bambang Soepeno;

Director	:	Suprajarto;

Director	:	Asmawi Syam;

BOARD OF COMMISSIONERS:

President Commissioner concurrently serving Independent Commissioner	:	Bunasor Sanim

Independent Commissioner	:	Bangun Sarwito Kusmuljono;

Independent Commissioner	:	Aviliani;

Independent Commissioner	:	Baridjussalam Hadi;

Commissioner	:	Saifullah Yusuf;

Commissioner	:	Agus Pakpahan;

Commissioner	:	Agus Suprijanto;

10.6

That for the preparation of the Sukuk Ijarah Trusteeship Agreement, the Sukuk Trustee has obtained approval as required under Articles of Association of the Sukuk Trustee and the prevailing laws and regulations in effect to the Sukuk Trustee.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

10.7

The preparation/execution of this Sukuk Ijarah Trusteeship Agreement as well as any and all other documents executed in connection with the Sukuk Ijarah Trusteeship Agreement has been done accordingly by the Sukuk Trustee in accordance with the provisions or the prevailing laws and regulations and has been duly signed for and on behalf of Sukuk Trustee and shall constitute legitimate and binding obligations of the Sukuk Trustee in accordance with the prevailing laws and regulations in Indonesia.

10.8

The persons signing the Sukuk Ijarah Trusteeship Agreement on behalf of the Sukuk Trustee are those who are entitled and have power and authority to act for and on behalf of and shall be duly and lawfully representing Sukuk Trustee.

10.9	That at the time the signing of this Sukuk Ijarah Trusteeship Agreement, the Sukuk Trustee shall not provide any debt to the Issuer.

10.10

The Sukuk Trustee hereby declares and represents to be held fully liable for any statement, representation and guarantee given by the Sukuk Trustee under this Sukuk Ijarah Trusteeship Agreement and therefore, Sukuk Trustee shall hereby release and hold harmless the Issuer in connection with any representation and guarantee given by the Sukuk Trustee under this Sukuk Ijarah Trusteeship Agreement.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

10.11

To make and submit representation from Sukuk Trustee that Sukuk Trustee shall assume full responsibility for the implementation of trusteeship activities which shall understand the activities in contravention with the Syariah principles at the Capital Market.

ARTICLE 11

RESTRICTIONS FOR

AND OBLIGATIONS OF THE ISSUER

11.1

As of the agreement date and insofar as any of the Remaining Balance of Yield on Ijarah and Yield on Ijarah Installment has yet to be fully settled, the Issuer shall undertake and bind itself that the Issuer and insofar as relevant, the Material Subsidiaries (the said Material Subsidiaries means any of its Subsidiaries whose assets are minimum 10% (ten percent) of the total assets of the Issuer on the basis of the last financial statement of the Issuer or whose income is minimum 10% (ten percent) of the total income of the Issuer in the last financial statement of the Issuer, whichever is less), without any written approval from the Sukuk Trustee, will not perform the following matters:

(a)

To mortgage, collateralize and/or pledge, either in part or in whole, the assets of the Issuer and/or grant any permit, consent and/or approval to its Subsidiaries in order to mortgage, collateralize and/or pledge, either in part or in whole, the assets of its Subsidiaries, entitlement to the income of the Issuer and/or its Subsidiaries, either currently existing or to be existing thereafter or to be received hereafter, to any third party whosoever, unless such act of mortgaging, collateralizing and/or pledging any of its assets shall constitute a Permitted Collateral and Guarantee.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

(b)	To issue or grant a corporate guarantee or material permit its Subsidiaries (as set out hereinabove) to issue or grant a corporate guarantee to any other party, unless:

(i)	Such corporate guarantee shall constitute a permitted Collateral and Guarantee; and/or

(ii)

Such corporate guarantee is granted or issued to secure any debt/payment obligation of its Subsidiaries on the basis of natural and common business practice and the amount of such payment obligation/debt being secured at any time shall cumulatively not exceed 10% (ten percent) of the Adjusted Consolidated Capital; and/or

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

(iii)	Such corporate guarantee is issued or granted to secure the debt of Subsidiaries established in connection with the issue plan of the debenture in foreign currencies by its Subsidiaries.

(c)

To conduct merger, liquidation, consolidation, takeover with or in respect of other company resulting in the winding up or dissolution of the Issuer or having negative impact to the sustainability of Issuer’s businesses or to issue or grant any approval or consent to its Subsidiaries undertaking its businesses in Core Business Activities of the Issuer in order to conduct merger, liquidation, consolidation, takeover with other company resulting in the winding up or dissolution of its Subsidiaries or shall have negative impact to the sustainability of its Subsidiaries business except for the purpose of Restructuring Activity of the Issuer.

(d)	To grant debt or loan to other party whosoever, except those in connection with the Permitted Receivable.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

(e)	To sell, assign or transfer the Issuer’s assets or the Issuer’s Core Business Activities, either partly or wholly, except:

(i)	For the purpose of Restructuring Activity of the Issuer; or

(ii)

Sales, assignment, or transfer of assets done in 1 (one) consolidated transaction which does not exceed 10% (ten percent) of its total consolidated, fixed net assets in 1 (one) current year, on the basis of the last consolidated financial statement of the Issuer that has been audited and insofar as it does adversely affect the Core Business Activities of the Issuer.

(f)

To issue Bonds or such other debentures or instruments of indebtedness which are superior or the payment thereof shall be prioritized over the Sukuk Ijarah Sukuk Ijarah subject to the permitted Collateral and Guarantee.

(g)	To make any modification or change to the Issuer’s business fields to other businesses beyond the telecommunication and information technology sector.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

(h)	To conduct business activities contradictory to Syariah Principles, including among others:

(1)	Gambling and any games classified as gambling or any forms of prohibited trades;

(2)	To provide financial services by applying ribawi (usury lending) concepts, risky sales and purchase containing gharar and or maysir;

(3)	To produce, distribute, trade and or provide:

a)	Haram/prohibited goods or services due to its substances (haram li dzatihi); and or

b)	Prohibited goods and or services not because of its substances (haram li ghairihi) stipulated by National Syariah Council of the Indonesian Council of Ulemas (DSN MUI); and or

(c)	Goods or services that demoralize and are dangerous (mudharat).

(4)	To conduct investment that contain the elements of bribery (risywah).

11.2	Granting of written approval as referred to in paragraph 11.1 of this Article shall be done by the Sukuk Trustee under the following provisions:

(a)	Proposal/request for the approval will not be unreasonably disapproved or withheld.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

(b)

The Sukuk Trustee is obliged to give any approval, make refusal or request additional data/other supporting documents within 7 (seven) Business Days after the proposal and its full and correct supporting documents are completely received by the Sukuk Trustee and if within the 7 (seven) Business Days the Issuer does not receive any approval, refusal or request for additional data/other supporting documents from the Sukuk Trustee, then it is deemed that the Sukuk Trustee grants its approval; and

(c)

If the Sukuk Trustee requests additional data/other supporting documents, then the approval or refusal shall be granted by the Sukuk Trustee within 10 (ten) Business Days after the data/other supporting documents are completely received by the Sukuk Trustee and if within the 10 (ten) Business Days the Issuer does not receive any approval or refusal from the Sukuk Trustee, then it is deemed that the Sukuk Trustee grants its approval.

11.3

As of the date of this Sukuk Ijarah Trusteeship Agreement and insofar as any Remaining Balance of Yield on Ijarah and Yield on Ijarah Installment have not been fully paid, the Issuer shall undertake and bind itself that the Issuer will:

(a)	Comply with any and all provisions in this Sukuk Ijarah Trusteeship Agreement and such other agreements in connection with Sukuk Ijarah Issuance.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

(b)

Pay or deposit the certain amount of monies required for the repayment of Remaining Balance of Yield on Ijarah and/or payment of Yield on Ijarah Installment which shall be due not later than 1 (one) Bourse Day (in good fund) before the Payment Date of Yield on Ijarah Installment and/or the Repayment Date of Remaining Balance of Yield on Ijarah into KSEI account.

(c)

Pay the Compensation for Losses due to Delay. Compensation for Losses due to Delay paid by Issuer which shall constitute the entitlement to Sukuk Ijarah Holders shall be paid proportionally to Sukuk Ijarah Holders on the basis of the amount of Sukuk Ijarah being held.

(d)

Maintain and defend the position of the Issuer and its Subsidiaries as limited liability companies and legal entity (except for the purpose of Restructuring Activity of the Issuer) and any important approvals, licenses, or permits currently being held by the Issuer and its Subsidiaries and shall immediately submit application for approvals, licenses, or permits if such approvals, licenses, or permits expire or are required to operate its business activities.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

(e)

Maintain the accounting system and cost management supervision in accordance with good accounting principles and other sufficient notes to accurately describe the financial condition of the Issuer, its Subsidiaries and operation result and they shall be applied consistently.

(f)

Immediately notify the Sukuk Trustee in respect of every significant event or condition of the Issuer and/or its Subsidiaries which may have material impact to the full performance of the obligations by the Issuer for the purpose of Sukuk Ijarah Issuance and repayment of Sukuk Ijarah.

(g)	Notify in writing to the Sukuk Trustee not later than 2 (two) Business Days after the occurrence of any of the following events:

(i)

Resolution of General Meeting of Shareholders in connection with an amendment to the Articles of Association or the restructuring of Board of Directors and Board of Commissioners of the Issuer and/or its Subsidiaries, distribution of dividends to the Issuer shareholders;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

(ii)

Any criminal proceeding, criminal case, civil case, administration case and labor cases involving the Issuer and its Subsidiaries which may materially affect or influence the capability of the Issuer/Subsidiaries in fully performing and fulfilling its obligations on the basis of the whole Issuance Documents.

(h)

To ensure that the payment obligations by the Issuer to the Sukuk Ijarah Holders under and pursuant to the Sukuk Ijarah Trusteeship Agreement at all times shall have an equal position (in pari passu) to any obligations to other creditors except obligations to the preference creditor.

(i)	Deliver to the Sukuk Trustee:

(i)

Copy of the reports submitted to Supervisory Board and Financial Institution (BAPEPAM & LK), Stock Exchange at which shares, American Depository Shares, or Sukuk Ijarah of the Issuer are listed and KSEI within not later than 2 (two) Business Days after the reports are submitted to the parties specified hereinabove;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

(ii)

Consolidated, Annual Financial Statement that has been audited by a public accountant registered to Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK) at the same time as the submission of such financial statement to Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK) in strict accordance with the prevailing laws and regulations;

(iii)

Consolidated, Quarterly or 3 (three) Months Financial Statement at the same time as the submission of the statement/report to Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK), Stock Exchange or not later than:

-	30 (thirty) Calendar Days after the quarter or 3 (three) month period of the Issuer’s Book has ended, if it is not completed with accountant statement/report; or

-	60 (sixty) Calendar Days after the quarter or 3 (three) month period of the Issuer’s Book has ended, if it is completed with accountant statement/report for the purpose of limited review; or

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

-

90 (ninety) Calendar Days after the quarter or 3 (three) month period of the Issuer’s Book has ended, if it is completed with accountant statement/report giving opinion concerning the classification or reasonableness of the financial statement in general;

(j)

To maintain and defend the assets of the Issuer and its Subsidiaries so that they are always in a good condition and always insure such assets to the good reputable, bona fide insurance company under the terms and conditions as commonly performed by the Issuer and generally applicable in the same kinds of businesses.

(k)

To grant permit to or allow the Sukuk Trustee, during the Business Days and Business Hours, to make personal visits at the premises of the Issuer and its Subsidiaries and to check and verify on the permits and financial accounts or records insofar as it is not in contravention of the prevailing regulations, by a prior notification to the Issuer submitted not later than 3 (three) Business Days before such visit.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

(l)

To grant approval to Syariah Supervisory Council or Syariah Expert Team appointed by National Syariah Council of Indonesian Council of Ulemas (DSN MUI) together with Sukuk Trustee in order to obtain additional documents from the Issuer to support the implementation of syariah aspect supervision over the Issuer’s Sukuk Ijarah insofar as it is not in contravention of the prevailing laws and regulations.

(m)	Meet financial obligations pursuant to the consolidated financial report of the Issuer and its Subsidiaries as follows:

(i)	the ratio of aggregate Debt to Equity shall not at any time exceed 2.5:1 (two point five to one) as stated in every quarterly consolidated financial statements;

(ii)	the ratio of EBITDA to Debt interest shall not at any time exceed 3:1 (three to one) as stated in every audited annual consolidated financial statements;

(iii)	the ratio between total Debt to EBITDA shall not exceed 3.5:1 (three point five to one) as stated in every audited annual consolidated financial statements;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

(iv)	maintain a minimum Adjusted Consolidated Capital at any time insofar as the Amount Payable remains outstanding at no less than Rp. 5,000,000,000,000.00 (five trillion rupiah).

(n)

To perform the rating of Sukuk Ijarah in strict accordance with the Regulation number: IX.C.11 regarding the Rating of Payable Stock together with any of its amendments and or such other regulations as the Issuer shall comply with.

Article 12

EVENT OF NEGLIGENCE

12.1

In the event of any of the conditions or events set out in paragraph 12.5 of this Article and such condition or event occurs and persists for 15 (fifteen) Business Days after the written reprimand is received from the Sukuk Trustee without any improvement efforts that the Issuer shall commence in order to eliminate such an event, then:

a.

The Sukuk Trustee shall have right to notify such an event to the Sukuk Ijarah Holders by advertising it in 1 (one) Indonesian daily newspaper which is nationally circulated and published and 1 (one) Indonesian daily newspaper which is at least locally circulated and published at the domicile of the Issuer.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

b.	The Sukuk Trustee shall have right to declare that, as a result, any and all Yield on Ijarah shall become due and collectible in full and all at once; and

c.

The Sukuk Trustee shall also, on its own discretion, have right to summon and call General Meeting of Suku Ijarah Holders (GMSIH) subject to the provisions and procedures under Sukuk Ijarah Trusteeship Agreement and in the said General Meeting of Sukuk Ijarah Holders (GMSIH), the Sukuk Trustee shall make inquiry the Issuer to give clarification/explanation in connection with such negligence.

12.2

If General Meeting of Sukuk Ijarah Holders (GMSIH) (GMSIH) cannot accept the clarification/explanation and the reasons provided by the Issuer, or if the Issuer fails to give any clarification/explanation to General Meeting of Sukuk Ijarah Holders (GMSIH), then General Meeting of Sukuk Ijarah Holders (GMSIH) may, at the same time, determine the steps that need to be taken to the Issuer in connection with such Sukuk Ijarah.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

12.3

If General Meeting of Sukuk Ijarah Holders (GMSIH) resolves that the Sukuk Trustee conduct any legal actions in order to force debt collection to the Issuer, then the Sukuk Trustee, within such time specified by the resolution of General Meeting of Sukuk Ijarah Holders (GMSIH), shall submit the invoice to collect payment and seek to perform any legal actions in relation to the payment collection to the Issuer.

12.4

Any and all costs in relation to the service of summons and convention of General Meeting of Sukuk Ijarah Holders (GMSIH), and any legal action conducted in connection with such an Event of Negligence shall be borne and reimbursed by the Issuer.

12.5	Event of Negligence as referred to in paragraph 12.1. hereof shall include one or more of the following circumstances or occurrences:

(a)

The Issuer neglects or fails to fully pay and settle Remaining Balance of Yield on Ijarah on Repayment Date of Remaining Balance of Yield on Ijarah and/or Yield on Ijarah Installment on Payment Date of Yield on Ijarah Installment to Sukuk Ijarah Holders; or

(b)

The Issuer neglects or fails perform or comply with one or more of the provisions contained in this Sukuk Ijarah Trusteeship Agreement which have materially negative impact to the capability of the Issuer to fully perform its obligations under Sukuk Ijarah Trusteeship Agreement;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

c.	The Issuer is dissolved (other than dissolution due to a merger) or declared bankrupt; or

d.

If any Court or any competent authority or government agencies or institutions, seizes, forecloses, or takes away Issuer assets, either wholly or mostly, or has taken any actions to debar or prevent the Issuer to run, either wholly or mostly, Issuer businesses so that it may materially affect the Issuer capability to fully perform its obligations so set forth in this Sukuk Ijarah Trusteeship Agreement; or

e.

If most rights, permits and other approvals from the Government of the Republic of Indonesia held by the Issuer and/or its Subsidiaries are revoked, annulled and declared invalid, or the Issuer and/or its Subsidiaries fails to obtain any permits or approvals as required by the provisions of the prevailing laws and regulations, which shall materially have negative impact to the continuation of the Issuer businesses and materially adversely affects the Issuer capability to fully perform its obligations as set forth in this Sukuk Ijarah Trusteeship Agreement; or

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

f.

If any information, representations, undertaking, and guarantees of the Issuer concerning its corporate condition or its financial status or its financial conditions is materially non-conformity with or fails to represent the facts or is untrue or incorrect, including any representations and guarantees by the Issuer as referred to in Article 15 of this Sukuk Ijarah Trusteeship Agreement; or

g.

If the Issuer and/or its Subsidiaries is declared negligent or in default in connection with any agreement of indebtedness between the Issuer and/or its Subsidiaries with one of its creditors, either currently existing or hereafter to be existing, at the facility amount equal to or more than 10% (ten percent) of Issuer revenues or 20% (twenty percent) of Issuer equity, whichever is less; or

h.

The Issuer or its Subsidiaries under or by any court order or decision having permanent and conclusive force of law is obliged to pay an amount of fund to any third party which, if paid, then it shall materially affect the capability of the Issuer to fully perform its obligations under this Sukuk Ijarah Trusteeship Agreement.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

12.6

By waiving every provision of this Sukuk Ijarah Trusteeship Agreement which shall expressly provide otherwise, the Sukuk Trustee shall have right to declare an event of default and therefore shall declare that any and all sums payable shall become due in full and all at once in any Event of Negligence as referred to in paragraph 12.5 points (c), (d) and/or (f) hereof and Article 11 paragraph 11.1 (h) of this Sukuk Ijarah Trusteeship Agreement or to seek and take such other legal actions in connection with such matters herein set out.

12.7

In the case there is amendment or novation or modification to the types of syariah contract/arrangement, content of syariah contract/arrangement, business activities and/or certain assets on which Sukuk Ijarah Issuance is based such that it contravenes the syariah principles at the Capital Market, then this Sukuk Ijarah shall be declared invalid, null, and void to the law and the Issuer shall be obliged to settle and discharge all its obligations to Sukuk Ijarah Holders.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

Article 13

GENERAL MEETING OF SUKUK IJARAH HOLDERS

For the purpose of the convention of General Meeting of Sukuk Ijarah Holders (GMSIH), the required quorum, rights to vote and adoption of meeting resolutions, the following provisions shall be effective without prejudice to the provisions of Capital Market Regulation and other prevailing laws and regulations in Capital Market sector and Stock Exchange regulations at which the Sukuk Ijarah is registered:

13.1	General Meeting of Sukuk Ijarah Holders (GMSIH) shall be convened at any time pursuant to the provisions of this Article, including for the following purposes:

a.	To deliver or convey any notification to Issuer or Sukuk Trustee or to give directions or instructions to the Sukuk Trustee or to take such other actions.

b.	To discharge the Sukuk Trustee and to appoint the substitute Sukuk Trustee subject to the provisions set forth in this Sukuk Ijarah Trusteeship Agreement.

c.

To take such other actions so authorized to be taken for or on behalf of Sukuk Ijarah Holders including but not limited to amend Sukuk Ijarah Trusteeship Agreement with due observance of the provisions set forth in this Sukuk Ijarah Trusteeship Agreement and the prevailing laws and regulations.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

d.

To adopt any resolution in connection with any change or modification of the sum of Yield on Ijarah Installment, any amendment to the procedures for payment of Yield on Ijarah Installment and/or the Remaining Balance of Yield on Ijarah including conversion of Sukuk Ijarah into Issuer equity subject to the provisions of the prevailing laws and regulations, any change of period/term of Sukuk Ijarah, and any amendment to Sukuk Ijarah Trusteeship Agreement for the purpose of such modifications, amendments or changes set forth hereinabove, which provisions on of such modifications, amendments or changes set forth hereinabove may only be requested by the Issuer, if the Issuer is negligent as referred to in Article 12 of this Sukuk Ijarah Trusteeship Agreement.

e.

To adopt any resolution required and necessary in connection with the intention of the Issuer or Sukuk Ijarah Holders duly representing at least 20% (twenty percent) of the sum of Remaining Balance of Yield on Ijarah that is still outstanding, in order to make cancellation or annulment of Suku Ijarah Registration at KSEI pursuant to the provisions of Capital Market Regulation and KSEI Regulation.

f.	To adopt any resolution regarding force majeure event in case no agreement or amicable settlement is reached between the Issuer and Sukuk Trustee.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

g.	To take such other actions required for the interest of Sukuk Ijarah Holders pursuant to the provisions of this Sukuk Ijarah Trusteeship Agreement and/or the prevailing laws and regulations.

h.	To adopt any resolution in connection with the occurrence of Event of Negligence as referred to in Article 12 of this Sukuk Ijarah Trusteeship Agreement.

13.2	Subject to the provisions of the prevailing regulation in Capital Market sector, General Meeting of Sukuk Ijarah Holders (GMSIH) may be convened if:

a.

One or more Sukuk Ijarah Holders duly representing at least 20% (twenty percent) of the sum of Remaining Balance of Yield on Ijarah that is still outstanding (excluding the sum of Remaining Balance of Yield on Ijarah owned by the Issuer and/or its Affiliate Companies) submit a written proposal to the Sukuk Trustee in order to convene General Meeting of Sukuk Ijarah Holders (GMSIH) by specifying the meeting agenda proposed and attaching the original copy of Certificate of Meeting Notification (KTUR) from KSEI which is obtained through Account Holders and shall present the original copy of Certificate of Meeting Notification (KTUR) to the Sukuk Trustee, unless otherwise provided by the Sukuk Trustee, provided however that as of the issue of Certificate of Meeting Notification (KTUR), the Sukuk Ijarah shall be suspended/freezed by KSEI, for any amount of Sukuk Ijarah as specified in Certificate of Meeting Notification (KTUR).

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

The revocation or suspension or Sukuk Ijarah by the KSEI may only be done after a written approval is obtained from the Sukuk Trustee.

b.	The Sukuk Trustee or Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK) or the Issuer shall deem that it is necessary to convene General Meeting of Sukuk Ijarah Holders (GMSIH).

13.3.	a.

The Sukuk Trustee shall serve an notification or summons for General Meeting of Sukuk Ijarah Holders (GMSIH) and convene a General Meeting of Sukuk Ijarah Holders (GMSIH) not later than 30 (thirty) Calendar Days as from the receipt of the Meeting proposal/request. In the event of the Sukuk Trustee refuses the proposal from Sukuk Ijarah Holders or the Issuer to convene General Meeting of Sukuk Ijarah Holders (GMSIH), then the Sukuk Trustee shall give written notification containing the reasons thereof to the person proposing with copies forwarded to Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK) not later than 21 (twenty one) Calendar Days after the receipt of such proposal/request.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

b.

The Sukuk Trustee shall deliver a plan on the convention of General Meeting of Sukuk Ijarah Holders (GMSIH) not later than 7 (seven) Calendar Days before the date of notification/summons of General Meeting of Sukuk Ijarah Holders (GMSIH) and shall deliver the results of General Meeting of Sukuk Ijarah Holders (GMSIH) not later than 2 (two) Calendar Days after General Meeting of Sukuk Ijarah Holders (GMSIH) is convened to Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK).

13.4	General Meeting of Sukuk Ijarah Holders (GMSIH) procedures:

a.

General Meeting of Sukuk Ijarah Holders (GMSIH) may be convened at the domicile of Issuer or such other places at which Sukuk Ijarah is listed or any other places as mutually agreed by the Issuer and Sukuk Trustee.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

b.

Notification/summons of General Meeting of Sukuk Ijarah Holders (GMSIH) shall be served 2 (two) times and advertised/posted at least in 2 (two) Indonesian language newspapers which are nationally circulated and published, however provided that the first notification shall be served 14 (fourteen) Business Days before the General Meeting of Sukuk Ijarah Holders (GMSIH) is held and the second notification shall be served 7 (seven) Business Days before the General Meeting of Sukuk Ijarah Holders (GMSIH) is held.

c.	The notification or summons shall be explicitly specify the date, hour, place and agenda of General Meeting of Sukuk Ijarah Holders (GMSIH).

d.

General Meeting of Sukuk Ijarah Holders (GMSIH) shall be chaired and presided by Sukuk Trustee and the Sukuk Trustee is obliged to prepare the agenda of General Meeting of Sukuk Ijarah Holders (GMSIH) and the materials of General Meeting of Sukuk Ijarah Holders (GMSIH) and shall also appoint a Notary Public that shall draw up the minutes of General Meeting of Sukuk Ijarah Holders (GMSIH). In the event that General Meeting of Sukuk Ijarah Holders (GMSIH) is to replace Sukuk Trustee proposed by the Issuer or Sukuk Ijarah Holders, General Meeting of Sukuk Ijarah Holders (GMSIH) shall be chaired by the Issuer or Sukuk Ijarah Holders proposing such General Meeting of Sukuk Ijarah Holders (GMSIH) and the Issuer or Sukuk Ijarah Holders proposing General Meeting of Sukuk Ijarah Holders (GMSIH) shall prepare the agenda of General Meeting of Sukuk Ijarah Holders (GMSIH) and the materials of General Meeting of Sukuk Ijarah Holders (GMSIH) and shall also appoint Notary Public that shall draw up minutes of such General Meeting of Sukuk Ijarah Holders (GMSIH).

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

e.

Sukuk Ijarah Holders entitled to be present in General Meeting of Sukuk Ijarah Holders (GMSIH) are the Sukuk Ijarah Holders holding Certificate of Meeting Notification (KTUR) and whose names are registered in the Register of Certificate of Meeting Notification (KTUR) issued by KSEI.

f.	Sukuk Ijarah Holders attending General Meeting of Sukuk Ijarah Holders (GMSIH) are obliged to submit Certificate of Meeting Notification (KTUR) to Sukuk Trustee.

g.

One Unit of Sukuk Ijarah Account Transfer shall confer the right to its Holder to cast 1 (one) vote. Vote shall be cast in writing and signed by specifying Certificate of Meeting Notification (KTUR) number.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

h.	Blank vote, abstain vote, and invalid vote shall be deemed invalid and not having been cast including Sukuk Ijarah held by the Issuer and/or its Affiliate Companies.

i.

Any and all Sukuk Ijarah kept at KSEI are suspended so that such Sukuk Ijarah may not be account-transferred for 3 (three) Bourse Days before the date of General Meeting of Sukuk Ijarah Holders (GMSIH) until the end of General Meeting of Sukuk Ijarah Holders (GMSIH), proven by a notification from the Sukuk Trustee or after obtaining approval from the Sukuk Trustee.

j.	Before General Meeting of Sukuk Ijarah Holders (GMSIH) is convened, the Issuer shall make a statement concerning Sukuk Ijarah that the Issuer and/or its Affiliate Companies hold.

k.

Except for any costs arising from the resignation of Sukuk Trustee as referred to in paragraph 3.8 point c Article 3 of this Sukuk Ijarah Trusteeship Agreement, any reasonable costs in connection with the advertisement or announcement of notification/summons of General Meeting of Sukuk Ijarah Holders (GMSIH) summons and the advertisement or announcement of the results of General Meeting of Sukuk Ijarah Holders (GMSIH) and any and all costs arising from General Meeting of Sukuk Ijarah Holders (GMSIH) including but not limited to the Notary Public costs or fees and rental of rooms shall be borne to the Issuer and the Issuer shall undertake to fully pay all such costs.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

l.

In respect of the convention of General Meeting of Sukuk Ijarah Holders (GMSIH), the minutes of General Meeting of Sukuk Ijarah Holders (GMSIH) shall be drawn up by Notary Public as the evidence instrument and binding all the Sukuk Ijarah Holders, Sukuk Trustee and the Issuer. The Sukuk Trustee shall announce and advertise the resolutions of General Meeting of Sukuk Ijarah Holders (GMSIH) by posting such an advertisement in at least 1 (one) Indonesian daily newspaper circulated nationally within not later than 7 (seven) Business Days after the convention date of the General Meeting of Sukuk Ijarah Holders (GMSIH).

m.

If the minimum quorum for the first General Meeting of Sukuk Ijarah Holders (GMSIH) is not met, then the second General Meeting of Sukuk Ijarah Holders (GMSIH) may be convened with the same agenda not earlier than 10 (ten) Business Days and not later than 21 (twenty one) Business Days after the first General Meeting of Sukuk Ijarah Holders (GMSIH) provided however that re-notification/re-summons to the Sukuk Ijarah Holders shall be served not later than 7 (Seven) Business Days before the convention of the second General Meeting of Sukuk Ijarah Holders (GMSIH) by advertising it in at least 1 (one) Indonesian daily newspaper which is nationally circulated and published.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

n.

If the minimum quorum for the second General Meeting of Sukuk Ijarah Holders (GMSIH) is not met, then the second General Meeting of Sukuk Ijarah Holders (GMSIH) may be convened with the same agenda not earlier than 10 (ten) Business Days and not later than 21 (twenty one) Business Days after the second General Meeting of Sukuk Ijarah Holders (GMSIH) provided however that re-notification/re-summons to the Sukuk Ijarah Holders shall be served not later than 7 (Seven) Business Days before the convention of the third General Meeting of Sukuk Ijarah Holders (GMSIH) by advertising it in at least 1 (one) Indonesian daily newspaper which is nationally circulated and published.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

13.5	Without prejudice to the provisions contained in the Capital Market Regulation and Stock Exchange Regulation and such other prevailing laws and regulations:

a.	Except for any reasons set out in paragraph 13.5 point b of this Article, then:

i.

General Meeting of Sukuk Ijarah Holders (GMSIH) may be convened if it is attended by the Sukuk Ijarah Holders or their legal proxies duly representing at least 2/3 (two thirds) of the amount of Remaining Balance of Yield on Ijarah which is still outstanding (excluding the amount of Sukuk Ijarah held by the Issuer and/or its Affiliate Companies) and it is approved by more than 1/2 (half) of the amount of Remaining Balance of Yield on Ijarah which is still outstanding, which is present and/or duly represented with valid rights to vote in General Meeting of Sukuk Ijarah Holders (GMSIH) (excluding the amount of Sukuk Ijarah held by the Issuer and/or its Affiliate Companies) subject to the provisions of paragraph 13.4 point h of this Article.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

ii.

The second General Meeting of Sukuk Ijarah Holders (Second GMSIH) shall be valid and reserve right to adopt any valid and binding resolutions if attended by Sukuk Ijarah Holders or their proxies or attorneys duly representing at least 2/3 (two thirds) of the amount of Remaining Balance of Yield on Ijarah which is still outstanding (excluding the amount of Sukuk Ijarah held by the Issuer and/or its Affiliate Companies) and it is approved by more than 1/2 (half) of the amount of Remaining Balance of Yield on Ijarah which is still outstanding which is present and/or duly represented with valid rights to vote in General Meeting of Sukuk Ijarah Holders (GMSIH) (excluding the amount of Sukuk Ijarah held by the Issuer and/or its Affiliate Companies) subject to the provisions of paragraph 13.4 point h of this Article.

iii.

The third General Meeting of Sukuk Ijarah Holders (Third GMSIH) shall be valid and reserve the right to adopt any valid and binding resolutions without requiring any minimum quorum of attendance insofar as such matter is approved by more than 2/3 (two thirds) of the amount of Remaining Balance of Yield on Ijarah which is still outstanding which is present and/or duly represented with valid rights to vote in General Meeting of Sukuk Ijarah Holders (GMSIH) (excluding the amount of Sukuk Ijarah held by the Issuer and/or its Affiliate Companies) subject to the provisions of paragraph 13.4 point h of this Article.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

b.

Special for General Meeting of Sukuk Ijarah Holders (GMSIH) in response to the Issuer’s proposal and intention to resolve any changes/conversions of Yield on Ijarah Installment, amendment to the procedures for the payment of Yield on Ijarah Installment, and/or the Remaining Balance of Yield on Ijarah, including any conversion of Sukuk Ijarah into the Issuer’s equity, change of Sukuk Ijarah period and amendment to this Sukuk Ijarah Trusteeship Agreement for the purpose of such changes, modifications, conversions or amendments set out hereinabove, then any of such changes, modifications, conversions or amendments may be done if the Issuer is negligent as referred to in Article 12 of this Sukuk Ijarah Trusteeship Agreement, under the following provisions:

i.

General Meeting of Sukuk Ijarah Holders (GMSIH) may be convened if it is attended by the Sukuk Ijarah Holders or their legal proxies duly representing at least 3/4 (three fourths) of the amount of Remaining Balance of Yield on Ijarah which is still outstanding (excluding the amount of Sukuk Ijarah held by the Issuer and/or its Affiliate Companies) and shall reserve the right to adopt any valid and binding resolutions if it is approved by at least 3/4 (three fourths) of the amount of Remaining Balance of Yield on Ijarah which is still outstanding, which is present and/or duly represented with valid rights to vote in General Meeting of Sukuk Ijarah Holders (GMSIH) (excluding the amount of Sukuk Ijarah held by the Issuer and/or its Affiliate Companies) subject to the provisions of paragraph 13.4 point h of this Article.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

ii.

Second General Meeting of Sukuk Ijarah Holders (Second GMSIH) may be convened if it is attended by the Sukuk Ijarah Holders or their legal proxies duly representing at least 3/4 (three fourths) of the amount of Remaining Balance of Yield on Ijarah which is still outstanding (excluding the amount of Sukuk Ijarah held by the Issuer and/or its Affiliate Companies) and shall reserve the right to adopt any valid and binding resolutions if it is approved by at least 3/4 (three fourths) of the amount of Remaining Balance of Yield on Ijarah which is still outstanding, which is present and/or duly represented with valid rights to vote in General Meeting of Sukuk Ijarah Holders (GMSIH) (excluding the amount of Sukuk Ijarah held by the Issuer and/or its Affiliate Companies) subject to the provisions of paragraph 13.4 point h of this Article.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

iii.

If the minimum quorum for the second General Meeting of Sukuk Ijarah Holders (Second GMSIH) is not meet, then Third General Meeting of Sukuk Ijarah Holders (Third GMSIH) may be convened if it is attended by the Sukuk Ijarah Holders or their legal proxies duly representing at least 3/4 (three fourths) of the amount of Remaining Balance of Yield on Ijarah which is still outstanding (excluding the amount of Sukuk Ijarah held by the Issuer and/or its Affiliate Companies) and shall reserve the right to adopt any valid and binding resolutions if it is approved by at least 3/4 (three fourths) of the amount of Remaining Balance of Yield on Ijarah which is still outstanding, which is present and/or duly represented with valid rights to vote in General Meeting of Sukuk Ijarah Holders (GMSIH) (excluding the amount of Sukuk Ijarah held by the Issuer and/or its Affiliate Companies) subject to the provisions of paragraph 13.4 point h of this Article.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

c.	For any amendment to the Ijarah Arrangement/Contract and Ijarah Object, as General Meeting of Sukuk Ijarah Holders (GMSIH) shall be convened under the following provisions:

i.	If the amendment of Ijarah Arrangement/Contract and the Ijarah Object shall not cause any changes of Yield on Ijarah Installment, then:

1.

General Meeting of Sukuk Ijarah Holders (GMSIH) may be convened if it is attended by the Sukuk Ijarah Holders or their legal proxies duly representing at least 2/3 (two thirds) of the amount of Remaining Balance of Yield on Ijarah which is still outstanding (excluding the amount of Sukuk Ijarah held by the Issuer and/or its Affiliate Companies) and it is approved by more than 1/2 (half) of the amount of Remaining Balance of Yield on Ijarah which is still outstanding, which is present and/or duly represented with valid rights to vote in General Meeting of Sukuk Ijarah Holders (GMSIH) (excluding the amount of Sukuk Ijarah held by the Issuer and/or its Affiliate Companies) subject to the provisions of paragraph 13.4 point h of this Article.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

2.

The second General Meeting of Sukuk Ijarah Holders (Second GMSIH) shall be valid and reserve right to adopt any valid and binding resolutions if attended by Sukuk Ijarah Holders or their proxies or attorneys duly representing at least 2/3 (two thirds) of the amount of Remaining Balance of Yield on Ijarah which is still outstanding (excluding the amount of Sukuk Ijarah held by the Issuer and/or its Affiliate Companies) and it is approved by more than 1/2 (half) of the amount of Remaining Balance of Yield on Ijarah which is still outstanding which is present and/or duly represented with valid rights to vote in General Meeting of Sukuk Ijarah Holders (GMSIH) (excluding the amount of Sukuk Ijarah held by the Issuer and/or its Affiliate Companies) subject to the provisions of paragraph 13.4 point h of this Article.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

3.

The third General Meeting of Sukuk Ijarah Holders (Third GMSIH) shall be valid and reserve the right to adopt any valid and binding resolutions without requiring any minimum quorum of attendance insofar as such matter is approved by more than 2/3 (two thirds) of the amount of Remaining Balance of Yield on Ijarah which is still outstanding which is present and/or duly represented with valid rights to vote in General Meeting of Sukuk Ijarah Holders (GMSIH) (excluding the amount of Sukuk Ijarah held by the Issuer and/or its Affiliate Companies) subject to the provisions of paragraph 13.4 point h of this Article.

ii.	If the amendment to Ijarah Arrangement/Contract and the Ijarah Object shall cause any changes of Yield on Ijarah Installment, then:

1.

General Meeting of Sukuk Ijarah Holders (GMSIH) may be convened if it is attended by the Sukuk Ijarah Holders or their legal proxies duly representing at least 2/3 (two thirds) of the amount of Remaining Balance of Yield on Ijarah which is still outstanding (excluding the amount of Sukuk Ijarah held by the Issuer and/or its Affiliate Companies) and shall reserve the right to adopt any valid and binding resolutions if it is approved by at least 2/3 (two thirds) of the amount of Remaining Balance of Yield on Ijarah which is still outstanding, which is present and/or duly represented with valid rights to vote in General Meeting of Sukuk Ijarah Holders (GMSIH) (excluding the amount of Sukuk Ijarah held by the Issuer and/or its Affiliate Companies) subject to the provisions of paragraph 13.4 point h of this Article.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

2.

Second General Meeting of Sukuk Ijarah Holders (Second GMSIH) may be convened if it is attended by the Sukuk Ijarah Holders or their legal proxies duly representing at least 2/3 (two thirds) of the amount of Remaining Balance of Yield on Ijarah which is still outstanding (excluding the amount of Sukuk Ijarah held by the Issuer and/or its Affiliate Companies) and shall reserve the right to adopt any valid and binding resolutions if it is approved by at least 2/3 (two thirds) of the amount of Remaining Balance of Yield on Ijarah which is still outstanding, which is present and/or duly represented with valid rights to vote in General Meeting of Sukuk Ijarah Holders (GMSIH) (excluding the amount of Sukuk Ijarah held by the Issuer and/or its Affiliate Companies) subject to the provisions of paragraph 13.4 point h of this Article.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

3.

If the minimum quorum for the second General Meeting of Sukuk Ijarah Holders (Second GMSIH) is not meet, then Third General Meeting of Sukuk Ijarah Holders (Third GMSIH) may be convened if it is attended by the Sukuk Ijarah Holders or their legal proxies duly representing at least 2/3 (two thirds) of the amount of Remaining Balance of Yield on Ijarah which is still outstanding (excluding the amount of Sukuk Ijarah held by the Issuer and/or its Affiliate Companies) and shall reserve the right to adopt any valid and binding resolutions if it is approved by at least 2/3 (two thirds) of the amount of Remaining Balance of Yield on Ijarah which is still outstanding, which is present and/or duly represented with valid rights to vote in General Meeting of Sukuk Ijarah Holders (GMSIH) (excluding the amount of Sukuk Ijarah held by the Issuer and/or its Affiliate Companies) subject to the provisions of paragraph 13.4 point h of this Article.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

13.6

If Sukuk Ijarah is owned by the Issuer under or due to buy back and/or owned by the Affiliate Companies, then the number of the votes shall not be counted in attendance quorum for General Meeting of Sukuk ijarah Holders (RUPO) and shall not have the right to vote.

13.7

The Issuer, Sukuk Trustee and Sukuk Ijarah Holders shall abide by, comply with and be bound by any resolutions so adopted by the Sukuk Ijarah Holders in any General Meeting of Sukuk ijarah Holders (GMSIH).

13.8

Further regulations regarding the convention and procedures of General Meeting of Sukuk ijarah Holders (GMSIH) may be made and if deemed necessary, it shall be revised, perfected, or amended by the Issuer and Sukuk Trustee subject to and with due observance of the prevailing laws and regulations in the Republic of Indonesia and subject to the provisions of Article 18 paragraph 18.2 of this Sukuk Ijarah Trusteeship Agreement.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

13.9

If the provisions regarding General Meeting of Sukuk ijarah Holders (GMSIH) shall otherwise be provided by the prevailing laws and regulations in Capital Market sector, then such laws and regulations shall prevail and take precedent.

Article 14

SUKUK TRUSTEE NEGLIGENCE

If the Sukuk Trustee is negligent or commits a default and breach of any of the provisions of Sukuk Ijarah Trusteeship Agreement, then the provisions of Article 1267 of the Indonesian Civil Code shall prevail except for the right of the Issuer to petition for the annulment or discontinuation/termination of this Sukuk Ijarah Trusteeship Agreement.

ARTICLE 15

REPRESENTATION AND GUARANTEE BY THE ISSUER

The Issuer shall hereby represent and guarantee to the Sukuk Trustee and Sukuk Ijarah Holders as follows:

15.1

As at the signing date of this Sukuk Ijarah Trusteeship Agreement, Articles of Association of the Issuer shall be defined in the engrossment of this deed. In addition to such Deeds as specified hereinabove as at the signing date of this Sukuk Ijarah Trusteeship Agreement under this deed, there are no other deeds, instruments, or documents containing an amendment to the Articles of Association of the Trustee.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

15.2	The Core business area of the Issuer shall be a network provider and/or telecommunication services and information technology services.

15.3	On the signing date of this Sukuk Ijarah Trusteeship Agreement, the structure of Board of Directors and Board of Commissioners of the Issuer shall be as follows:

BOARD OF DIRECTORS:

- President Director	: Harry Sasongko Tirtotjondro;

- Director	: Kaizad Bomi Heerjee;

- Director	: Fadzri Sentosa;

- Director	: Peter Wladyslaw Kuncewicz;

- Director	: Stephen Edward Hobbs;

BOARD OF COMMISSIONERS;

- President Commissioner	: Abdulla Mohammed S.A. Al Thani;

- Commissioner	: Jarman;

- Commissioner	: Rionald Silaban;

- Commissioner	: Nasser Mohd A Marafih;

- Commissioner	: Rachmad Gobel;

- Commissioner	: Richard Farnsworth Seney;

- Independent Commissioner	: Setyanto Prawira Santosa;

- Independent Commissioner	: Soeprapto;

- Independent Commissioner	: Thia Peng Heok George;

- Independent Commissioner	: Michael Francis Latimer;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

15.4

Registration Statement of Sukuk Ijarah Issuance and any amendment thereof to be delivered to Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK) and Prospectus to be circulated shall not contain any false or falsified information concerning material facts and does not neglect or omit not to mention any significant facts that must be incorporated or necessary to be incorporated so that such information is not misleading and the preparation of the Prospectus shall meet the requirements stipulated by the Chairman of Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK).

15.5

The Issuer has filed the application for and obtained any and all significant licenses, permits, consents, and approvals that the Issuer is required to hold and have and the Issuer shall control its assets and property and have the capability to run its businesses and perform its activities that it is currently conducting and as the knowledge of the Issuer, it shall not violate or negligent in meeting the law regulation or significant permit required so that it may influence the Issuer business activities materially or part of the Issuer assets and assets.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

15.6

Except any things that are disclosed in Annual Financial Statement, the Issuer, on the signing date of this Sukuk Ijarah Trusteeship Agreement, does not involve in any cases, either civil or criminal, or any arbitration cases or administrative cases that may affect the Issuer capability to fully perform its obligations under this Sukuk Ijarah Trusteeship Agreement.

15.7

The signing of Issuance Document in connection with Sukuk Ijarah Issuance shall not violate nor shall it constitute any violation or breach of the terms and conditions and/or nor shall it constitute a negligence under any agreement of indebtedness, mortgage, interest right or such agreement or other instruments or documents to which the Issuer is one of the parties on the signing date of this Sukuk Ijarah Trusteeship Agreement or under the Articles of Association of the Issuer and to the knowledge of the Issuer, such other prevailing laws and regulations enforced in Indonesia and shall be enforced to the Issuer or a final and conclusive decision at the final instance of any Indonesian court of law or government agencies of the Republic of Indonesia issued to the Issuer, which shall have significant control over the Issuer’s business.

15.8

Except any obligations as and insofar as presented in the Issuer’s last financial statement of the Issuer closing as at 30-06-2009 (the thirtieth day of June of two thousand nine) audited by Accountant Public Office Purwantono, Sarwoko & Sandjaja or as notified in writing by the Issuer to Sukuk Trustee, the Issuer shall not have any other material obligations or any conditional obligations other than the obligations which arise for the purpose of the conduct of regular business undertaking of the Issuer and any obligations in connection with Sukuk Ijarah.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

15.9

The preparation, execution, or making of any and all the Issuance Documents and such other documents in connection with the Issuance Documents to which the Issuer is one of the parties, have been done accordingly by the Issuer pursuant to the provisions of the prevailing laws and regulations and such Issuance Documents and such other documents have been executed and signed accordingly on behalf of the Issuer and they shall constitute valid and binding obligations of the Issuer which implementation may be executed under the terms and conditions thereof unless restricted by the prevailing laws and regulations in Indonesia.

15.10

Sukuk Ijarah Issuance has been duly approved pursuant to the provisions of the Articles of Association of the Issuer and the prevailing laws and regulations; and Sukuk Ijarah shall constitute valid and binding obligations of the Issuer which implementation may be executed under the terms and conditions thereof.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

15.11

Any persons signing this Sukuk Ijarah Trusteeship Agreement and such other agreements in connection with Sukuk Ijarah Issuance acting for and on behalf of the Issuer shall be the persons who are duly authorized and competent to sign all the agreements mentioned hereinabove.

15.12

To the best knowledge of the Issuer, any and all financial statements that have been and/or will be submitted by the Issuer to the Sukuk Trustee shall accurately and correctly represent, describe, and show precise, accurate, and, true financial conditions and assets of the Issuer.

15.13

The Issuer hereby shall release and indemnify the Sukuk Trustee from any and all liabilities or responsibilities in connection with the representations and guarantees provided by the Issuer under this Sukuk Ijarah Trusteeship Agreement.

15.14.

That the types of businesses, types of products or goods, services, managed assets, contracts or deeds and management systems of the Issuer shall be conducted on the basis of Syariah principles at Capital Market and the Issuer guarantees that during the term of Sukuk Ijarah, the business activities on which Sukuk Ijarah Issuance is based shall not violate nor breach the Syariah Principles at Capital Market.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

Article 16

NOTIFICATION

16.1

Any and all notifications from one party to the other party to this Sukuk Ijarah Trusteeship Agreement shall be deemed having been done legally and accordingly if signed by the duly authorized persons, officers, or officials and shall be delivered to the address set out hereinunder by registered mail or personally delivered against the corresponding receipt thereof or by telex.

THE ISSUER:

Name :	PT INDOSAT Tbk.;

Address :	Jalan Medan Merdeka Barat Number:21; Jakarta 10110;

Phone :	(021) 3869615;

Facsimile :	(021) 30003757;

Attention :	Board of Directors;

THE TRUSTEE :

Name :	PT BANK RAKYAT INDONESIA (PERSERO) Tbk;

Address :	Desk Investment Banking, Treasury Division; BRI II Building 3rd Floor; Jalan Jenderal Sudirman Number:44–46; Jakarta 10210;

Phone :	(021) 570 9060 Ext. 2371 and 250 0124;

Facsimile :	(021) 251 1647;

Attention :	Treasury Division Head/Desk Investment Banking Head;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

16.2	If either party changes its address, the party making such change of address shall notify to the other party not later than 5 (five) Business Days as from the date of such change of address.

Article 17

MISCELLANEOUS PROVISIONS

17.1

This Sukuk Ijarah Trusteeship Agreement shall be effective as from the signing date of this deed of Sukuk Ijarah Trusteeship Agreement dated 11-09-2009 (the eleventh day of September of two thousand nine) number: 12, drawn up and passed before me, the Notary Public, provided however, that any rights and obligations of the parties shall arise as from the Issue Date until the Yield on Ijarah is fully paid as well as any and all obligations of the Sukuk Trustee and the Issuer are fully performed and discharged.

17.2

This Sukuk Ijarah Trusteeship Agreement shall and may not be amended, supplemented, added, and/or novated, either wholly or partly, unless such amendment, supplement, addendum, and/or novation are executed in a written agreement duly signed by Issuer and Sukuk Trustee and by notifying Supervisory agency for Capital Market and Financial Institutions (BAPEPAM & LK) without prejudice to other provisions under this Sukuk Ijarah Trusteeship Agreement.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

17.3

If either party neglects or fails meet any of its obligations arising due to Sukuk Ijarah or under Sukuk Ijarah Trusteeship Agreement, agreements or such other documents or instruments executed, made or issued in relation to Sukuk Ijarah Issuance, then such party is deemed having been negligent or failed to perform its obligations by the lapse of time and therefore, no further evidence and/or other information shall be required or necessary in any form whatsoever subject to and in strict accordance with the provisions of Article 12 of this Sukuk Ijarah Trusteeship Agreement.

17.4

Certifying letter from Sukuk Trustee regarding the amount of Remaining Balance of Yield on Ijarah and/or Yield on Ijarah Installment and such other sums of monies at any time that must be settled and paid by the Issuer to the Sukuk Ijarah Holders shall constitute a valid evidence for Yield on Ijarah without impairing the Issuer right to prove that the actual amount payable by the Issuer is less than the amount stipulated by the Sukuk Trustee. In the event that there is any calculation difference with respect to the Issuer payment obligations, then Sukuk Trustee together with the Issuer shall make recalculation.

17.5	Sukuk Ijarah Trusteeship Agreement shall be effective to and binding both parties and any of their respective successors, assigns, or proxies.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

17.6

Unless otherwise expressly provided herein, if the dates so determined for the payment of Yield on Ijarah Installment or Remaining Balance of Yield on Ijarah do not fall on any Bourse Days, then such a payment shall be made on the next Bourse Day.

17.7

Any costs arising from and incidental to the preparation and or execution of this Sukuk Ijarah Trusteeship Agreement, any agreements and such other documents or instruments in connection with Sukuk Ijarah Issuance and to which the Issuer is one of the parties, shall be borne by and for the account of the Issuer.

17.8

Sukuk Ijarah Trusteeship Agreement shall constitute final approval, consent, and agreement resolved by both parties to this Sukuk Ijarah Trusteeship Agreement in connection with the subject matters or any things contained under this Sukuk Ijarah Trusteeship Agreement and therefore, Sukuk Ijarah Trusteeship Agreement shall supersede any and all approvals, consents, undertakings, representations, promises, statements, agreements or commitments that have been executed, made, or drawn up the parties before the signing date of this Sukuk Ijarah Trusteeship Agreement, either verbally or in writing, either directly or indirectly, in connection with the subject matters or any things contained in this Sukuk Ijarah Trusteeship Agreement.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

17.9

This Sukuk Ijarah Trusteeship Agreement and the implementation thereof shall abide by, be construed, and interpreted in accordance with the provisions of the prevailing laws and regulations of the Republic of Indonesia.

Article 18

SETTLEMENT OF DISPUTE

18.1

The parties hereto shall seek, endeavor, make their best efforts to settle, by consensual deliberation and in amicable way, any and all disputes or differences, or controversies arising from or in connection with this Sukuk Ijarah Trusteeship Agreement. In the event that such dispute or difference, or controversy cannot be settled by consensual deliberation and in amicable way within 30 (thirty) Calendar Days as from the date of a written notification from either party regarding such dispute (“Grace Period”), then such dispute or different opinion, or controversy shall be referred to and settled by National Syariah Arbitration Board (“Basyarnas or National Syariah Arbitration Board”) in accordance with the rules and regulations of Basyarnas or National Syariah Arbitration Board and shall comply with the provisions of Law Number : 30 Year 1999 (one thousand nine hundred and ninety nine) regarding Arbitration and Alternative Dispute Resolutions (“Arbitration Law”) and any and all amendments thereof, unless otherwise expressly provided under this Sukuk Ijarah Trusteeship Agreement.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

18.2	The parties shall agree that the arbitration process shall be done in the following manners:

(i)	Arbitration process shall be held in Jakarta, Indonesia and in Indonesian language;

(ii)

Arbitrators who will conduct the arbitration process are formed or assembled in an arbitration tribunal consisting of 3 (three) arbitrators where at least 1 (one) arbitrator is a legal counsel who is registered to Capital Market and Financial Institution Supervisory Board (BAPEPAM & LK) as or who performs the supporting profession for the capital market (if any);

(iii)	The appointment of arbitrators shall be done not later than 30 (thirty) Calendar Days as from the end of Grace Period.

Each party in dispute shall appoint an arbitrator;

(iv)

Not later than 14 (fourteen) Calendar Days as from the appointment date of both arbitrators by each party, then both arbitrators shall appoint and chose the third arbitrator who shall serve as the Chairman of Arbitration Tribunal;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

(v)

If both arbitrators fail to reach an agreement to appoint the third arbitrator, then the selection and appointment of the presiding arbitrator shall be referred and submitted to the Chairman of Basyarnas or National Syariah Arbitration Board in accordance with the rules and regulations of Basyarnas or National Syariah Arbitration Board;

(vi)

The parties to this Sukuk Ijarah Trusteeship Agreement shall provide any and all assistance to the arbitration tribunal in order to obtain any and all information required to settle the dispute accordingly.

(vii)

The arbitration tribunal shall examine and award the case and dispute on the basis of the provisions and interpretations pursuant to Indonesian law as well as the spirit, aims and objectives of this Sukuk Ijarah Trusteeship Agreement.

(viii)

Any award issued by the arbitration tribunal shall be final, binding and having conclusive force of law to the parties in the dispute and shall be enforced, executed, and implemented by the parties. The parties hereto shall agree and undertake not to file any suit, claim, counterclaim, solicit, or otherwise seek to annul the award issued by such arbitration tribunal of Basyarnas or National Syariah Arbitration Board to any court of law whatsoever;

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

(ix)

In order to enforce and execute the award issued by such arbitration tribunal of Basyarnas or National Syariah Arbitration Board, it shall be done at the permanent, legal domicile at Registrar Office of Central Jakarta Religious Affairs Court in Jakarta;

(x)	Any and all costs, charges, or fees arising from and in connection with the arbitration process shall be borne by each party;

(xi)	Any and all rights and obligations of the parties under this Sukuk Ijarah Trusteeship Agreement shall remain effective during the arbitration process.

-The appearing persons shall hereby declare that they guarantee the truthfulness, accuracy, and correctness of the personal identity of the appearing persons in accordance with the identity cards or documents shown to me, the Notary Public, and shall be held fully liable for such matters and subsequently, the appearing persons shall also declare that they have fully understood and acknowledged of the content of this deed.

-The appearing persons are known to me, the Notary Public, by their personal identity.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

-Of any and all matters mentioned hereinabove:

IN WITNESS WHEREOF THIS DEED

-Is caused to be duly executed as minutes, recited as well as signed and sealed in Jakarta on the day and date as first set out in the preamble of this deed in the presence of:

1.

-Miss ENDANG POERWANI, Bachelor of Science, born in Bandung, on 22-04-1963 (the twenty second day of April of one thousand nine hundred and sixty three), Indonesian Citizen, residing in Central Jakarta, Jalan Tanah Tinggi Barat Number 5C, Neighborhood Association 011, Community Association 010, Bungur Sub District, Senen District.

-The holder of Residential Identity Card number: 09.5008.630463.2001.

2.

–Mistress MARIYAM, born in Pacitan, on 01-02-1987 (the first day of February of one thousand nine hundred and eighty seven), Indonesian Citizen, private person, residing in Tangerang, Jalan KH Dewantoro number 41, Neighborhood Association 001, Community Association 004, Ciputat Sub District, Ciputat District.

-The holder of Residential Identity Card number : 3603264102870001.

-for the time being present in Jakarta.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.

[Official Translation]

-Both being the employees of the Notary Public, acting as witnesses.

-Since both the content of this deed and this deed have been discussed by the parties accordingly, then this deed is recited only by its resume or summary by me, the Notary Public to the appearing persons and witnesses, then the appearing persons, the witnesses and I, the Notary Public, duly subscribe our respective signatures hereunto.

-Is executed with one strike with replacement and one strike without replacement.

-The original copy of this deed shall be duly executed and signed accordingly

-ISSUED AS ENGROSSMENT IN THE SAME TENOR THEREOF

[signed and sealed on stamp duty]

Mrs. POERBANINGSIH ADI WARSITO, SH.

Jakarta, 8th March 2010

I, Uki Ukanto, sworn and authorized translator by virtue of Decree of Governor of Jakarta No. 2238/2004, certify that the above is true and accurate English version translated from its original Indonesian text.